UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

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DIGITAL REALTY TRUST, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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DIGITAL REALTY TRUST, INC.

2730 Sand Hill Road, Suite 280

Menlo Park, California 94025

April 8, 2005

DEAR STOCKHOLDER:

You are invited to attend the 2005 Annual Meeting of Stockholders of Digital Realty Trust, Inc. to be held on Friday, May 6, 2005, at 11:00 A.M., local time, at Stanford Park Hotel, 100 El Camino Real, Menlo Park, CA 94025.

The purposes of this year’s Annual Meeting are to:

(i) elect six directors;

(ii) consider ratifying the selection of the Company’s independent registered public accounting firm; and

(iii) transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The accompanying Notice of 2005 Annual Meeting and Proxy Statement describe these matters. We urge you to read this information carefully.

It is important that your shares be represented and voted whether or not you plan to attend the Annual Meeting in person. If you choose not to attend and vote at the Annual Meeting in person, you may vote by completing and mailing the enclosed proxy card. Voting by written proxy will ensure your shares are represented at the Annual Meeting. Please review the instructions on the proxy card or the information forwarded by your bank, broker or other holder of record regarding each of these voting options.

Sincerely,

Michael F. Foust

Chief Executive Officer

DIGITAL REALTY TRUST, INC.

2730 Sand Hill Road, Suite 280

Menlo Park, California 94025

NOTICE OF 2005 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 6, 2005

TO THE STOCKHOLDERS OF DIGITAL REALTY TRUST, INC.

NOTICE IS HEREBY GIVEN that the 2005 Annual Meeting of Stockholders (the “Annual Meeting”) of Digital Realty Trust, Inc., a Maryland corporation (the “Company”), will be held on Friday, May 6, 2005, at 11:00 A.M., local time, at Stanford Park Hotel, 100 El Camino Real, Menlo Park, CA 94025, for the following purposes:

•	to elect six directors to a one-year term of office expiring at the 2006 Annual Meeting of Stockholders and until their successors are duly elected and qualify;

•	to consider ratifying the selection of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2005; and

•	to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting.

Your proxy to vote your shares at the Annual Meeting is solicited by our Board of Directors (the “Board”), which recommends that our stockholders vote FOR the election of the Board’s nominees named on the enclosed proxy card and FOR the ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2005. Please refer to the attached Proxy Statement, which forms a part of this Notice of Annual Meeting and is incorporated herein by reference, for further information with respect to the business to be transacted at the Annual Meeting.

STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

The Board has fixed the close of business on March 31, 2005, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any postponement or adjournment thereof.

By Order of Our Board of Directors

A. William Stein Chief Financial Officer, Chief Investment Officer and Secretary

Menlo Park, California

April 8, 2005

If you do not plan to attend the Annual Meeting and vote in person, please sign, date and return your proxy card as soon as possible so that your shares can be voted at the Annual Meeting in accordance with your instructions. For specific instructions on authorizing a proxy, please refer to the instructions on the proxy card or the information forwarded by your broker, bank or other holder of record. Even if you have authorized your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote in person at the meeting, you must obtain a proxy issued in your name from such broker, bank or other nominee.

DIGITAL REALTY TRUST, INC.

2730 Sand Hill Road, Suite 280

Menlo Park, California 94025

PROXY STATEMENT

INFORMATION CONCERNING VOTING AND SOLICITATION

General

The enclosed proxy to vote your shares is solicited on behalf of the Board of Directors (the “Board”) of Digital Realty Trust, Inc., a Maryland corporation (the “Company”), for use at the 2005 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Friday, May 6, 2005, at 11:00 A.M., local time, or at any postponement or adjournment thereof, for the purposes discussed in this Proxy Statement and in the accompanying Notice of 2005 Annual Meeting. Proxies are solicited to give all stockholders of record an opportunity to vote on matters properly presented at the Annual Meeting. The Company intends to mail this Proxy Statement and accompanying proxy card on or about April 8, 2005 to all stockholders entitled to vote at the Annual Meeting. The Annual Meeting will be held at 11:00 A.M., local time, at Stanford Park Hotel, 100 El Camino Real, Menlo Park, CA 94025.

Who Can Vote

You are entitled to vote if you were a stockholder of record of the Company’s Common Stock, par value $.01 per share (the “Common Stock”), as of the close of business on March 31, 2005. Your shares can be voted at the Annual Meeting only if you are present in person or represented by a valid proxy.

Shares Outstanding and Quorum

At the close of business on March 31, 2005, 21,421,300 shares of Common Stock were outstanding and entitled to vote. A majority of the outstanding shares of Common Stock represented in person or by proxy will constitute a quorum at the Annual Meeting.

Proxy Card and Revocation of Proxy

If you sign the proxy card but do not specify how you want your shares to be voted, your shares will be voted by the proxy holders named in the enclosed proxy in favor of the election of all of the director nominees and in favor of ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2005. In their discretion, the proxy holders named in the enclosed proxy are authorized to vote on any other matters that may properly come before the Annual Meeting and at any postponement or adjournment thereof. The Board knows of no other items of business that will be presented for consideration at the Annual Meeting other than those described in this Proxy Statement. In addition, no stockholder proposals or nominations were received on a timely basis pursuant to the Company’s Amended and Restated Bylaws (the “Bylaws”), so no such matters may be brought to a vote at the Annual Meeting.

If you vote by authorizing a proxy, you may revoke your proxy authorization at any time before it is voted at the Annual Meeting. You may revoke your proxy by sending to the Company’s Secretary at the Company’s principal executive office at 2730 Sand Hill Road, Suite 280, Menlo Park, California 94025, a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting in person and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Voting of Shares

Stockholders of record as of the close of business on March 31, 2005 are entitled to one vote for each share of Common Stock held on all matters to be voted upon at the meeting. You may vote by attending the Annual Meeting and voting in person. If you choose not to attend the Annual Meeting, you may still vote by marking, signing, dating and returning the enclosed proxy card in the envelope that we have provided.

All shares entitled to vote and represented by properly executed proxies received before the polls are closed at the Annual Meeting, and not revoked or superseded, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies. YOUR VOTE IS IMPORTANT.

Counting of Votes

All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes and abstentions. Shares held by persons attending the Annual Meeting but not voting, shares represented by proxies that reflect abstentions as to a particular proposal and broker “non-votes” will be counted as present for purposes of determining a quorum. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner has not received instructions from the beneficial owner and does not have or chooses not to exercise discretionary authority to vote the shares.

In order to be elected as a director, a nominee must receive a plurality of the votes cast at the Annual Meeting at which a quorum is present. For purposes of calculating votes cast in the election of directors, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote on the election of the directors. The affirmative vote of a majority of the votes cast at the Annual Meeting is required for the ratification of the selection of KPMG LLP as our independent registered public accounting firm. For purposes of the vote on the ratification of the selection of KPMG LLP as our independent registered public accounting firm, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.

Solicitation of Proxies

The Company will bear the entire cost of solicitation of proxies, including preparation, assembly and mailing of this Proxy Statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of our Common Stock in their names that are beneficially owned by others to forward to these beneficial owners. The Company may reimburse persons representing beneficial owners for their costs of forwarding the solicitation material to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, facsimile, electronic mail or personal solicitation by directors, officers or employees of the Company. No additional compensation will be paid to directors, officers or employees for such services.

Attendance at the Annual Meeting

In order to attend the Annual Meeting, you will need proof of ownership of our Common Stock as of the close of business on March 31, 2005.

NO PERSON IS AUTHORIZED ON BEHALF OF THE COMPANY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS WITH RESPECT TO THE PROPOSALS OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION AND/OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED AND THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

The Company’s principal executive offices are located at 2730 Sand Hill Road, Suite 280, Menlo Park, California 94025, our telephone number is (650) 233-3600 and our website is located at http://www.digitalrealtytrust.com.* References herein to the “Company” refer to Digital Realty Trust, Inc. and its subsidiaries, unless the context otherwise requires.

The date of this Proxy Statement is April 6, 2005.

ITEM 1	ELECTION OF DIRECTORS

Under the Company’s Articles of Amendment and Restatement (the “Charter”) and the Company’s Bylaws, each member of the Board serves for a one-year term and until his or her successor is duly elected and qualifies or until his or her earlier death, resignation or removal. Vacancies on the Board may be filled only by individuals elected by a majority of the remaining directors, even if the remaining directors do not constitute a quorum. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the size of the Board) will serve for the remainder of the full term of the directorship and until such director’s successor is elected and qualifies, or until such director’s earlier death, resignation or removal.

Directors are elected by a plurality of the votes cast at the Annual Meeting, which means the six nominees who receive the largest number of properly cast votes will be elected as directors. Each share of Common Stock is entitled to one vote for each of the six director nominees. Cumulative voting is not permitted. It is the intention of the proxy holders named in the enclosed proxy to vote the proxies received by them for the election of the nominees named below unless authorization to do so is withheld. If any nominee should become unavailable for election prior to the Annual Meeting, an event which currently is not anticipated by the Board, the proxies will be voted for the election of a substitute nominee or nominees proposed by the Board.

Richard A. Magnuson, Michael F. Foust, Laurence A. Chapman, Ruann F. Ernst, Ph.D., Kathleen Earley Reed and Dennis E. Singleton are all of our nominees for election to the Board. Each nominee has consented to be named in this Proxy Statement and to serve as a director if elected, and management has no reason to believe that any nominee will be unable to serve. The information below relating to the nominees for election as director has been furnished to the Company by the respective individuals.

Nominees for Election for a One-Year Term Expiring at the 2006 Annual Meeting

The following table sets forth the names and ages as of March 31, 2005 of the individuals who are our nominees for election as directors of the Company:

Name	Age
Richard A. Magnuson	47
Michael F. Foust	49
Laurence A. Chapman	55
Ruann F. Ernst, Ph.D.	58
Kathleen Earley Reed	53
Dennis E. Singleton	60

*	Website addresses referred to in this Proxy Statement are not intended to function as hyperlinks, and the information contained on our website is not a part of this Proxy Statement.

The following are biographical summaries for our nominees for election as directors of the Company:

Richard A. Magnuson serves as Executive Chairman of our Board of Directors. Mr. Magnuson is a founder of, and since February 2001 has served as Chief Executive Officer of the advisor to, Global Innovation Partners LLC, or “GI Partners,” a private equity fund that was formed to pursue investment opportunities that intersect real estate and technology operating businesses. Since November 1999, Mr. Magnuson has served as Executive Managing Director of CB Richard Ellis Investors, where he formed and continues to manage the investments and activities of GI Partners. From 1994 through 1999, Mr. Magnuson held various positions with Nomura Securities, most recently as Deputy Managing Director of their London-based Principal Finance Group. From 1989 until 1994, Mr. Magnuson was a Director in the Investment Banking division of Merrill Lynch. From 1981 until 1986, Mr. Magnuson worked for Digital Research, the company that developed the personal computer operating system, and founded and sold InterActive Software, a software services company. Mr. Magnuson serves on the board of directors of NYSE-listed Glenborough Realty Trust, a real estate investment trust, or “REIT”, focused on multi-tenant office properties, where he is a member of the Audit Committee and is Chairman of the Nomination and Governance Committee. Mr. Magnuson is also a director of two private companies. Mr. Magnuson holds a Bachelor of Arts degree from Dartmouth College and a Master of Business Administration degree from Stanford University Graduate School of Business.

Michael F. Foust has served as our Chief Executive Officer and as a Director since our inception. Mr. Foust is a founder of, and since February 2001 has served as a managing director of the advisor to, GI Partners. During his tenure at GI Partners, Mr. Foust directed technical property acquisitions and portfolio management. Mr. Foust has over 19 years of experience in institutional real estate investments and portfolio management. Prior to the founding of GI Partners, from 1999 to 2001, he was a senior director at CB Richard Ellis Investors. From 1995 to 1999, Mr. Foust was a Senior Vice President at CB Richard Ellis, where he managed regional asset services operations. During the period from 1985 to 1995, Mr. Foust held senior portfolio management and investment positions at UBS Asset Management, Karsten Realty Advisors, and Trammell Crow Company. Prior to his real estate career, from 1979 to 1985, Mr. Foust participated in the origination of two related international telecommunications companies, Consortium Communications International and Progressive Systems Inc. The companies provided message switching and turn-key networks for multinational corporations. Mr. Foust received a Bachelor of Arts degree from Harvard University and a Master of Business Administration degree from Harvard Business School.

Laurence A. Chapman served as Senior Vice President and Chief Financial Officer of Goodrich Corp. from 1999 to 2000. Mr. Chapman served as Senior Vice President and Chief Financial Officer of Rohr, Inc., a $1.2 billion aerospace company, from 1994 until 1999, when Rohr, Inc. merged with Goodrich Corp. His responsibilities at both companies included accounting, treasury, tax, insurance, investor relations, financial planning and information technology functions. Prior to his service at Rohr, Inc., Mr. Chapman was employed at Westinghouse Electric Corporation from 1981 through 1994. From 1992 through 1994, Mr. Chapman was the Vice President and Treasurer of Westinghouse Electric Corporation where he was responsible for the financing activities of Westinghouse Electric Corporation and Westinghouse Credit Corp. His responsibilities included supervising corporate finance, cash and short-term funding, project finance, bank relations and international treasury. Mr. Chapman received a Bachelor of Commerce degree with Distinction from McGill University and a Master of Business Administration degree from Harvard Business School. Mr. Chapman is Chair of our Audit Committee and is a member of our Nominating and Corporate Governance Committee.

Ruann F. Ernst, Ph.D. served as Chief Executive Officer of Digital Island, Inc., an e-business delivery network company, from June 1998 through January 2002. Ms. Ernst was Chairperson of the Board of Digital Island from December 1999 through July 2001, when the company was acquired by Cable & Wireless, Plc. From 1988 through 1998, Ms. Ernst worked for Hewlett Packard Company, an electronics equipment and computer company, in various management positions, most recently as General Manager, Financial Services Business Unit. Ms. Ernst is also a director of one for-profit private and two not-for-profit entities and serves on the Business School Advisory Council and Foundation Board of The Ohio State University. Ms. Ernst received a Bachelor of Science, a Master of Science and a Ph.D. from The Ohio State University. Ms. Ernst is a member of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

Kathleen Earley Reed is President and Chief Operating Officer of TriZetto Group, Inc. From 1994 through September 2001, Ms. Earley Reed was employed at AT&T Corporation. While at AT&T Corporation, Ms. Earley Reed served as Senior Vice President of Enterprise Networking and Chief Marketing Officer, where she oversaw all AT&T Corporation business-related brand, image and advertising and marketing strategy. One of Ms. Earley Reed’s largest contributions was as President of AT&T Data & Internet Services, an $8 billion business unit that provided Internet Protocol (IP), web hosting, data and managed network services. Under her leadership, AT&T’s network became one of the largest Internet backbones in the industry. Prior to joining AT&T Corporation, Ms. Earley Reed was employed by IBM Corporation for 17 years with positions in sales, marketing, planning and strategy development. Ms. Earley Reed is currently a member of the board of directors of two publicly held companies, Vignette Corp. and Computer Network Technology Corp. Ms. Earley Reed is also a director of two private companies. Ms. Earley Reed received a Bachelor of Science degree and a Master of Business Administration degree, both from the University of California, Berkeley. Ms. Earley Reed is Chair of our Nominating and Corporate Governance Committee and is a member of our Compensation Committee.

Dennis E. Singleton was a founding partner of Spieker Partners, the predecessor of Spieker Properties, Inc., one of the largest owners and operators of commercial property on the west coast prior to its $7.2 billion acquisition by Equity Office Properties Trust in 2001. Mr. Singleton served as Chief Financial Officer and Director of Spieker Properties, Inc. from 1993 to 1995, Chief Investment Officer and Director from 1995 to 1997 and Vice Chairman and Director from 1998 to 2001. During his tenure, Mr. Singleton was involved in identifying and analyzing strategic portfolio acquisition and operating opportunities and oversaw the acquisition and development of more than 20 million square feet of commercial property. From 2001 to present, Mr. Singleton has managed personal investments in real estate. Mr. Singleton received a Bachelor of Science degree from Lehigh University and a Master of Business Administration degree from Harvard Business School. Mr. Singleton is Chair of our Compensation Committee and is a member of our Audit Committee.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF MESSRS. MAGNUSON, FOUST, CHAPMAN AND SINGLETON AND MSES. ERNST AND EARLEY REED TO SERVE ON OUR BOARD OF DIRECTORS UNTIL THE 2006 ANNUAL MEETING AND UNTIL THEIR RESPECTIVE SUCCESSORS ARE DULY ELECTED AND QUALIFY.

Executive Officers

The following table sets forth the names, ages as of March 31, 2005 and positions of our executive officers:

Name	Age	Position
Richard A. Magnuson	47	Executive Chairman of the Board
Michael F. Foust	49	Chief Executive Officer and Director
A. William Stein	51	Chief Financial Officer and Chief Investment Officer
Scott E. Peterson	43	Senior Vice President, Acquisitions
John O. Wilson	59	Executive Vice President, Technology Infrastructure

The following are biographical summaries for our executive officers other than Messrs. Magnuson and Foust, for whom biographical summaries can be found in the preceding section.

A. William Stein joined GI Partners as a consultant in April 2004 and became our Chief Financial Officer and Chief Investment Officer in July 2004. Mr. Stein has over 20 years of investment, financial and operating management experience in both large company environments and small, rapidly growing companies. Prior to joining our company, Mr. Stein provided turnaround management advice to both public and private companies. From 2000 to 2001, Mr. Stein served as Co-Head of VentureBank@PNC and Media and Communications Finance at The PNC Financial Services Group where he was responsible for directing the delivery of PNC’s products and services to VentureBank’s high technology and emerging growth client base. Before joining PNC,

Mr. Stein was President and Chief Operating Officer of TriNet Corporate Realty Trust, a $1.8 billion REIT that was acquired by Starwood Financial Trust (now called iStar Financial) in late 1999. Prior to being named President of TriNet, Mr. Stein was Executive Vice President, Chief Financial Officer and Secretary. TriNet’s portfolio consisted of office, industrial and retail properties throughout the U.S. Before joining TriNet in 1995, Mr. Stein held a number of senior investment and financial management positions with Westinghouse Electric, Westinghouse Financial Services and Duquesne Light Company. Mr. Stein practiced law for eight years, specializing in financial transactions and litigation. Mr. Stein received a Bachelor of Arts degree from Princeton University, a Juris Doctor degree from the University of Pittsburgh and a Master of Science degree with Distinction from the Graduate School of Industrial Administration at Carnegie Mellon University.

Scott E. Peterson is our Senior Vice President responsible for acquisition activities. Mr. Peterson was a managing director of GI Partners from August 2002 until October 2004. While at GI Partners, Mr. Peterson was responsible for property acquisitions with an emphasis on technical properties. Mr. Peterson has over 17 years of real estate experience and was most recently a Senior Vice President with GIC Real Estate, the real estate investment entity for the Government of Singapore Investment Corporation, from May 1994 to August 2002. Previously, Mr. Peterson was active in investments, development and asset management with LaSalle Partners, a real estate services company and Trammell Crow Company, a real estate developer. Mr. Peterson received a Bachelor of Arts degree from Northwestern University, and a Master of Business Administration from Northwestern University.

John O. Wilson became Executive Vice President of our technology infrastructure assets upon the completion of our initial public offering. Mr. Wilson has 32 years of real estate investment and development experience including extensive experience owning and managing technology related real estate. Prior to his current position, Mr. Wilson served as President and CEO of the telecommunications assets of The Cambay Group, Inc., the principal U.S. real estate subsidiary of British Isles based Somerston Holdings Limited. From 1990 through 1998, Mr. Wilson served as Vice President and Director of Cambay. Mr. Wilson has also held real estate positions at such firms as Richard Ellis, Inc., The First National Bank of Chicago and Real Estate Research Corporation. Mr. Wilson served as an officer in the U.S. Navy and holds a Bachelor of Science degree from Georgetown University and a Master of Business Administration degree from The University of Michigan.

Board Governance Documents

The Board maintains charters for all committees. In addition, the Board has adopted a written set of corporate governance guidelines and a code of business conduct and ethics. To view our committee charters, corporate governance guidelines and code of business conduct and ethics, please visit our website at http://www.digitalrealtytrust.com. Each of these documents is also available in print to any stockholder who sends a written request to such effect to A. William Stein, Secretary, Digital Realty Trust, Inc., 2730 Sand Hill Road, Suite 280, Menlo Park, California 94025.

Independent Directors

New York Stock Exchange (“NYSE”) listing standards require NYSE-listed companies to have a majority of independent board members and a nominating and corporate governance committee, compensation committee and audit committee each composed solely of independent directors. Under the NYSE listing standards, no director of a company qualifies as “independent” unless the board of directors of such company affirmatively determines that the director has no material relationship with such company (either directly or as a partner, stockholder or officer of an organization that has a relationship with such company). In addition, the NYSE listing standards contain the following further restrictions upon a listed company’s director independence: (i) a director who is an employee, or whose immediate family member is an executive officer, of such company is not independent until three years after the end of such employment relationship; (ii) a director who receives, or whose immediate family member receives, more than $100,000 during any twelve-month period in direct compensation from such company, other than in director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not independent until three years after he or she last received more than $100,000 in such compensation during any twelve-month period; (iii) a director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of such company is not “independent” until three years after the end of the affiliation or the employment or auditing relationship; (iv) a director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the listed company’s present executives serve on the other company’s compensation committee is not “independent” until three years after the end of such service or the employment relationship; and (v) a director who is an executive officer or an employee, or whose immediate family member is an executive officer, of another company that makes payments to, or receives payments from, the listed company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues, is not “independent” until three years after falling below such threshold. The Board by resolution has affirmatively determined that that all nominees for election to the Board at the 2005 Annual Meeting are independent under such standards (the “Independent Directors”), except for Messrs. Magnuson and Foust.

Board Meetings

The Board held one meeting and the Independent Directors met in executive session once between the closing of our initial public offering on November 3, 2004 and December 31, 2004. The number of meetings for each Board committee is set forth below under the heading “—Board Committees.” During the year ended December 31, 2004, all of the directors attended at least 75% of the total number of meetings of the Board and of the committees on which they served. The Board expects all directors to attend each Annual Meeting barring unforeseen circumstances or unresolvable conflicts.

Board Committees

Audit Committee

The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The function of the Audit Committee is to assist the Board with its oversight responsibilities regarding: (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) the independent registered public accounting firm’s qualifications and independence, and (iv) the performance of our internal audit function and independent registered public accounting firm. The Audit Committee selects, assists and meets with the independent registered public accounting firm, oversees each annual audit and quarterly review, establishes and maintains our internal audit controls and prepares the report that federal securities laws require be included in our annual Proxy Statement. The Audit Committee carries out its responsibilities in accordance with the terms of our Audit Committee Charter, which is located on our website at http://www.digitalrealtytrust.com and is available in print to any stockholder who requests it by writing to our Secretary, as provided for in “—Board Governance Documents.” The charter of the Audit Committee is also included in this Proxy Statement as Appendix I. Mr. Chapman is Chair and Ms. Ernst and Mr. Singleton are members of the Audit Committee. The Board has determined that Mr. Chapman is an “audit committee financial expert” as defined by the Securities and Exchange Commission (“SEC”). The Audit Committee meets the NYSE composition requirements, including the requirements dealing with financial literacy and financial sophistication. The Audit Committee is composed of Independent Directors under the current NYSE listing standards. Such directors also satisfy the independence requirements of Section 10A-3(m) of the Exchange Act and Rule 10A-3(b)(i). Between November 3 and December 31, 2004, the Audit Committee met once.

Pre-Approval Policy and Procedures

Before the independent registered public accounting firm is engaged by the Company or its subsidiaries to render audit or non-audit services, the Audit Committee is required to pre-approve the engagement. Audit

Committee pre-approval of audit and non-audit services will not be required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Audit Committee regarding the Company’s engagement of the independent registered public accounting firm, provided the policies and procedures are detailed as to the particular service, the Audit Committee is informed of each service provided and such policies and procedures do not include delegation of the Audit Committee’s responsibilities under the Exchange Act to the Company’s management. The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant pre-approvals, provided such approvals are presented to the Audit Committee at a subsequent meeting. If the Audit Committee elects to establish pre-approval policies and procedures regarding non-audit services, the Audit Committee must be informed of each non-audit service provided by the independent registered public accounting firm. Audit Committee pre-approval of non-audit services (other than review and attest services) also will not be required if such services fall within available exceptions established by the SEC.

Information regarding the specific functions performed by the Audit Committee is set forth below in “Audit Matters—Audit Committee Report.”

Compensation Committee

The Compensation Committee establishes, reviews, modifies and approves the compensation and benefits of our executive officers, administers our 2004 Incentive Award Plan and any other incentive programs and produces an annual report on executive compensation for inclusion in our Proxy Statement. Our Compensation Committee Charter is located on our website at http://www.digitalrealtytrust.com and is available in print to any stockholder who requests it by writing to our Secretary, as provided for in “—Board Governance Documents.” Mr. Singleton is Chair and Ms. Ernst and Ms. Earley Reed are members of the Compensation Committee. Between November 3, 2004 and December 31, 2004, the Compensation Committee met once. Information regarding the specific functions performed by the Compensation Committee is set forth below in “Executive Compensation—Compensation Committee Report on Executive Compensation.”

Nominating and Corporate Governance Committee

The Company has a standing Nominating and Corporate Governance Committee, whose function is to assist the Board in discharging the Board’s responsibilities regarding (i) the identification of qualified candidates to become Board members, (ii) the selection of nominees for election as directors, (iii) the selection of candidates to fill any vacancies on the Board, (iv) the development and recommendation to the Board of a set of corporate governance guidelines and principles applicable to the Company, and (v) oversight and evaluation of the Board and management. Our Nominating and Corporate Governance Committee Charter is located on our website at http://www.digitalrealtytrust.com and is available in print to any stockholder who requests it by writing to our Secretary, as provided for in “—Board Governance Documents.” Ms. Earley Reed is Chair and Ms. Ernst and Mr. Chapman are members of the Nominating and Corporate Governance Committee; all are Independent Directors. Between November 3, 2004 and December 31, 2004, the Nominating and Corporate Governance Committee met once. Further information regarding the Nominating and Corporate Governance Committee is set forth below in “—Qualifications of Director Nominees” and “—Nominating and Corporate Governance Committee’s Process for Considering Director Nominees.”

Qualifications of Director Nominees

The Nominating and Corporate Governance Committee has not set forth minimum qualifications for Board nominees. However, pursuant to its charter, in identifying candidates to recommend for election to the Board, the Nominating and Corporate Governance Committee considers the following criteria:

(i) personal and professional integrity, ethics and values;

(ii) experience in corporate governance, such as as an officer or former officer of a publicly held company;

(iii) experience in the Company’s industry;

(iv) experience as a board member of another publicly held company;

(v) academic expertise in an area of the Company’s operations; and

(vi) practical and mature business judgment, including ability to make independent analytical inquiries.

Nominating and Corporate Governance Committee’s Process for Considering Director Nominees

The Nominating and Corporate Governance Committee shall, at least annually, evaluate the performance of each current director and consider the results of such evaluation when determining whether to recommend the nomination of such director for an additional term. At an appropriate time prior to each annual meeting at which directors are to be elected or reelected, the Nominating and Corporate Governance Committee shall recommend to the Board for nomination by the Board such candidates as the Nominating and Corporate Governance Committee, in the exercise of its judgment, has found to be well qualified and willing and available to serve.

At an appropriate time after a vacancy arises on the Board or a director advises the Board of his or her intention to resign, the Nominating and Corporate Governance Committee shall recommend to the Board for election by the Board to fill such vacancy, such prospective member of the Board as the Nominating and Corporate Governance Committee, in the exercise of its judgment, has found to be well qualified and willing and available to serve. In determining whether a prospective member is qualified to serve, the Nominating and Corporate Governance Committee will consider the factors listed above in “—Qualifications of Director Nominees.”

The foregoing notwithstanding, if the Company is legally required by contract or otherwise to permit a third party to designate one or more of the director nominees to be elected (for example, pursuant to rights contained in our Articles Supplementary designating a class of preferred stock to elect two directors upon a dividend default), then the nomination or election of such directors shall be governed by such requirements. Additionally, recommendations received from stockholders will be considered and are subject to the same criteria as are candidates nominated by the Nominating and Corporate Governance Committee.

Manner by which Stockholders May Recommend Director Nominees

The Nominating and Corporate Governance Committee will consider director nominees recommended by stockholders of the Company. All recommendations must be directed to Kathleen Earley Reed, Chair of the Nominating and Corporate Governance Committee, care of A. William Stein, Secretary, Digital Realty Trust, Inc., 2730 Sand Hill Road, Suite 280, Menlo Park, California 94025. Recommendations for director nominees to be considered at the 2006 Annual Meeting must be received in writing not later than 5:00 P.M. Pacific Time on December 9, 2005 and not earlier than November 9, 2005. Each stockholder recommending a person as a director candidate must provide the Company with the following information for the Committee to determine whether the recommended director candidate is independent from the stockholder, or each member of the stockholder group, that has recommended the director candidate:

•	If the recommending stockholder or any member of the recommending stockholder group is a natural person, whether the recommended director candidate is the recommending stockholder, a member of the recommending stockholder group, or a member of the immediate family of the recommending stockholder or any member of the recommending stockholder group;

•	If the recommending stockholder or any member of the recommending stockholder group is an entity, whether the recommended director candidate or any immediate family member of the recommended director candidate is an employee of the recommending stockholder or any member of the recommending stockholder group or has been at any time during the current or preceding calendar year;

•	Whether the recommended director candidate or any immediate family member of the recommended director candidate has accepted, directly or indirectly, any consulting, advisory, or other compensatory fees from the recommending stockholder or any member of the group of recommending stockholders, or any of their respective affiliates during the current or preceding calendar year;

•	Whether the recommended director candidate is an executive officer, director (or person fulfilling similar functions) of the recommending stockholder or any member of the recommending stockholder group, or any of their respective affiliates; and

•	Whether the recommended director candidate controls the recommending stockholder or any member of the recommending stockholder group.

The recommending stockholder must also provide supplemental information that the Nominating and Corporate Governance Committee may request to determine whether the recommended director candidate (i) is qualified to serve on the Audit Committee, (ii) meets the standards of an Independent Director, and (iii) satisfies the standards for our directors set forth above in “—Qualifications of Director Nominees.” In addition, the recommending stockholder must include the consent of the recommended director candidate in the information provided to the Company and the recommended director candidate must make himself or herself reasonably available to be interviewed by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will consider all recommended director candidates submitted to it in accordance with these established procedures, though it will only recommend to the Board as potential nominees those candidates it believes are most qualified. However, the Nominating and Corporate Governance Committee will not consider any director candidate if the candidate’s candidacy or, if elected, board membership, would violate controlling state law or federal law.

Stockholder Communications with the Board

Stockholders may send correspondence directed to the Board, care of A. William Stein, Secretary, Digital Realty Trust, Inc., 2730 Sand Hill Road, Suite 280, Menlo Park, California 94025. Mr. Stein will review all correspondence addressed to the Board, or any individual Board member, for any inappropriate correspondence and correspondence more suitably directed to management. Mr. Stein will summarize all correspondence not forwarded to the Board and make the correspondence available to the Board for its review at the Board’s request. Mr. Stein will forward stockholder communications to the Board prior to the next regularly scheduled meeting of the Board following the receipt of the communication as appropriate. Correspondence intended for our Independent Directors as a group should be addressed to the Company at the address above, Attention: Independent Directors.

Compensation of Directors

Each of our directors who is not an employee of the Company or our subsidiaries receives an annual fee of $20,000 for services as a director and receives $1,500 for each meeting attended in person and $500 for each meeting attended telephonically. Directors who serve on the Audit, Nominating and Corporate Governance and/or Compensation Committees receive a fee of $1,000 for each committee meeting attended in person and $500 for each committee meeting attended telephonically. Directors who serve as the chair of one of our committees receive an additional annual retainer of $3,000.

Directors who are employees of the Company or our subsidiaries do not receive compensation for their services as directors.

Our 2004 Incentive Award Plan provides for formula grants of long-term incentive units to non-employee directors. In connection with the consummation of our initial public offering, each of our initial non-employee directors was awarded 6,448 long-term incentive units. On the date of our third and each subsequent Annual Meeting, each of our initial non-employee directors who is reelected to the Board will receive an additional 1,612 long-term incentive units. Similarly, each non-employee director who is initially elected to the Board after our initial public offering will be awarded 6,448 long-term incentive units on the date of his or her initial election and an additional 1,612 long-term incentive units on the date of his or her third and each subsequent reelection to the Board. If a non-employee director does not qualify as an “accredited investor” within the meaning of the federal securities laws on the date the director is to receive long-term incentive units as described above, the director will receive instead of long-term incentive units an equivalent number of fully vested shares of restricted stock at a purchase price equal to the par value of our Common Stock.

ITEM 2	RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2005 and has further directed that management submit the selection of KPMG LLP for ratification by the stockholders at the Annual Meeting. KPMG LLP has audited the Company’s financial statements since the Company’s inception in 2004. A representative of KPMG LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

Stockholder ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm is not required by the Bylaws or otherwise. However, the Board is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of corporate practice. If the stockholders fail to ratify the selection, the Audit Committee may reconsider whether or not to retain KPMG in the future. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company.

The affirmative vote of a majority of the votes cast at the Annual Meeting is required for the ratification of the selection of KPMG LLP as our independent registered public accounting firm.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2005.

PRINCIPAL STOCKHOLDERS

The following table sets forth as of March 31, 2005 the beneficial ownership of shares of our Common Stock and shares of Common Stock into which units of limited partnership (“Units”) in Digital Realty Trust, L.P., a Maryland limited partnership (the “Operating Partnership”), of which we are the sole general partner, are exchangeable for (i) each person who is the beneficial owner of 5% or more of the outstanding Common Stock, (ii) directors and executive officers, and (iii) directors and executive officers as a group. Each person named in the table has sole voting and investment power with respect to all of the shares of our Common Stock shown as beneficially owned by such person, except as otherwise set forth in the notes to the table. The extent to which a person holds shares of Common Stock as opposed to Units is set forth in the footnotes below. Unless otherwise indicated, the address of each named person is care of Digital Realty Trust, Inc., 2730 Sand Hill Road, Suite 280, Menlo Park, California 94025.

Name of Beneficial Owner	Number of Shares and Units Beneficially Owned	Percent of All Shares(1)	Percent of All Shares and Units(2)
Franklin Resources, Inc.(3)	2,816,820	13.1%	5.3%
K.G. Redding & Associates, LLC(4)	2,418,400	11.3	4.6
RS Investment Management Co. LLC(5)	1,643,250	7.7	3.1
FMR Corp.(6)	1,361,900	6.4	2.6
Teachers Insurance and Annuity Association of America(7)	1,293,300	6.0	2.4
Citigroup Inc.(8)	1,175,400	5.5	2.2
Global Innovation Partners, LLC(9)	23,699,359	52.5	44.8
Cambay Tele.com, LLC and Wave Exchange, LLC(10)	5,935,846	21.7	11.2
Richard A. Magnuson(11)(12)	24,507,508	53.4	46.3
Michael F. Foust(13)	274,771	1.3	*
Laurence A. Chapman	44,448	*	*
Ruann F. Ernst	6,448	*	*
Kathleen Earley Reed	6,448	*	*
Dennis E. Singleton	6,448	*	*
A. William Stein(14)	141,426	*	*
Scott E. Peterson(15)	105,059	*	*
John O. Wilson(16)	—	*	*
All directors and executive officers as a group (nine (9) persons)	25,092,556	54.0%	47.4%

*	Less than one percent.
(1)	Based on 21,421,300 shares of our Common Stock outstanding as of March 31, 2005. In addition, amounts listed for each individual assume that all units, including vested long-term incentive units, beneficially owned by such individual are exchanged for shares of our Common Stock, and amounts for all directors and officers as a group assume all vested long-term incentive units held by them are exchanged for shares of our Common Stock, but none of the units held by other persons are exchanged for shares of our Common Stock.
(2)	Based on a total of 52,942,731 shares of Common Stock and units, including vested long-term incentive units, outstanding as of March 31, 2005, comprising 21,421,300 shares of Common Stock and 31,521,431 units which may be exchanged for cash or shares of Common Stock under certain circumstances beginning January 3, 2006.
(3)

Based solely on information contained in a Schedule 13G jointly filed by Franklin Resources, Inc., Charles B. Johnson, Rupert H. Johnson, Jr. and Franklin Advisers, Inc. with the U.S. Securities and Exchange Commission on February 14, 2005. The address of each of the above-named is One Franklin Parkway, San Mateo, California 94403. The shares are beneficially owned by one or more investment companies or other managed accounts which are advised by direct or indirect investment advisory subsidiaries of Franklin Resources, Inc., including Franklin Advisers Inc. and Franklin Templeton Portfolio Advisors, Inc.

(“FTPA”). Franklin Advisers, Inc. and FTPA disclaim any economic or beneficial ownership interest in the shares. Charles B. Johnson and Rupert H. Johnson are the principal stockholders of Franklin Resources Inc. and disclaim any economic interest or beneficial ownership in the shares. Each of Franklin Resources, Inc., Charles B. Johnson and Rupert H. Johnson has sole voting or dispositive power with respect to zero shares and shared voting or dispositive power with respect to zero shares. Franklin Advisers, Inc. has sole voting and dispositive power with respect to 2,800,000 shares and shared voting or dispositive power with respect to zero shares. FTPA has sole voting and dispositive power with respect 16,820 shares and shared voting or dispositive power with respect to zero shares. FTPA disclaims voting and dispositive power with respect to the shares to the extent that underlying clients retain such powers.

(4)	Based solely on information contained in a Schedule 13G filed by K.G. Redding & Associates, LLC with the U.S. Securities and Exchange Commission on February 14, 2005. The address for K.G. Redding & Associates, LLC is One North Wacker Drive, Suite 4343, Chicago, Illinois 60606. The shares are owned by investment advisory clients of K.G. Redding & Associates, LLC. K.G. Redding & Associates, LLC has sole voting power with respect to 1,124,000 shares, sole dispositive power with respect to 2,418,400 shares and shared voting or dispositive power with respect to zero shares.
(5)	Based solely on information contained in a Schedule 13G jointly filed by RS Investment Management Co. LLC, RS Investment Management, L.P., George R. Hecht and RS Partners Fund with the U.S. Securities and Exchange Commission on February 14, 2005. The address of RS Investment Management Co. LLC is 388 Market Street, Suite 200, San Francisco, California 94111. RS Investment Management Co. LLC is the general partner of RS Investment Management, L.P. and RS Investment Management, L.P. is the investment adviser to RS Partners Fund. George R. Hecht is a control person of each of RS Investment Management Co. LLC and RS Investment Management, L.P. Each of RS Investment Management Co. LLC, RS Investment Management, L.P. and George R. Hecht has sole voting or dispositive power with respect to zero shares and shared voting and dispositive power with respect to 1,643,250 shares. RS Partners Fund has sole voting or dispositive power with respect to zero shares and shared voting and dispositive power with respect to 1,565,000 shares.
(6)	Based solely on information contained in a Schedule 13G jointly filed by FMR Corp., Edward C. Johnson III and Abigail P. Johnson with the U.S. Securities and Exchange Commission on February 14, 2005. The address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109. Edward C. Johnson III is the chairman of FMR Corp. Abigail P. Johnson is a director FMR Corp. and may be deemed a member of a controlling group with respect to FMR Corp. Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp., is the beneficial owner of 1,235,000 shares as a result of acting as an investment adviser to various investment companies. Each of Edward C. Johnson III and FMR Corp. has sole dispositive power and no voting power with respect to these 1,235,000 shares. Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp., is the beneficial owner of 126,900 shares as a result of serving as investment manager of various institutional accounts. Each of Edward C. Johnson III and FMR Corp. has sole dispositive and voting power with respect to these 126,900 shares.
(7)	Based solely on information contained in a Schedule 13G jointly filed by Teachers Insurance and Annuity Association of America (“TIAA”), TIAA for the benefit of the TIAA Real Estate Account, Teachers Advisors, Inc. and TIAA-CREF Investment Management, LLC with the U.S. Securities and Exchange Commission on February 11, 2005. The address of TIAA is 730 Third Street, New York, New York 10017. TIAA holds 1,072,000 shares for the benefit of TIAA Real Estate Account. Teachers Advisors, Inc. and TIAA-CREF Investment Management, LLC are wholly-owned subsidiaries of TIAA, and TIAA may be deemed to have direct or indirect control over 220,310 shares beneficially owned by investment companies whose investment advisers are Teachers Advisers, Inc. or TIAA-CREF Investment Management, LLC. TIAA has sole voting and dispositive power with respect to 1,072,990 shares and shared voting and dispositive power with respect to 220,310 shares. TIAA Real Estate Account has sole voting and dispositive power with respect to 1,072,990 shares and shared voting or dispositive power with respect to zero shares. Teachers Advisers has sole voting or dispositive power with respect to zero shares and shared voting and dispositive power with respect to 188,310 shares. TIAA-CREF Investment Management, LLC has sole voting or dispositive power with respect to zero shares and shared voting and dispositive power with respect to 32,000 shares.

(8)	Based solely on information contained in a Schedule 13G jointly filed by Citigroup Inc., Smith Barney Fund Management LLC and Citigroup Global Markets Holdings Inc. with the U.S. Securities and Exchange Commission on February 14, 2005. The address of Citigroup Inc. is 399 Park Avenue, New York, New York 10043. Citigroup Inc. is the sole stockholder of Citigroup Global Markets Holdings Inc. and Citigroup Global Markets Holdings Inc. is the sole member of Smith Barney Fund Management LLC. Citigroup Inc. has sole voting and dispositive power with respect to zero shares and shared voting and dispositive power with respect to 1,814,6200 shares. Citigroup Global Markets Holdings Inc. has sole voting and dispositive power with respect to zero shares and shared voting and dispositive power with respect to 1,812,620 shares. Smith Barney Fund Management LLC has sole voting and dispositive power with respect to zero shares and shared voting and dispositive power with respect to 1,175,400 shares.
(9)	Amount shown reflects the number of units owned by GI Partners. GI Partners is a Delaware limited liability company managed by Global Innovation Manager, LLC and Global Innovation Advisor, LLC. These entities are managed by a single management committee of which the current members are Richard A. Magnuson, Robert H. Zerbst and William M. Harris. Investment decisions of GI Partners are controlled by an investment committee currently comprising Richard A. Magnuson, Robert H. Zerbst, William M. Harris and Eric Harrison. Units do not have voting power.
(10)	Reflects the number of units that are owned by Cambay Tele.com, LLC and Wave Exchange, LLC. These entities are managed by a single management committee of which the current members are F. Allan Chapman, William C. Scott, Jr. and William A.G. Wilde. The inclusion of Cambay Tele.com, LLC and Wave Exchange, LLC in the table above shall not be deemed to be an admission that such entities or their members are, for purposes of Section 13 or Section 16 of the Securities Exchange Act of 1934 or the rules and regulations thereunder, the beneficial owners of the shares that may be received by any of them upon exchange of their units. The address for Cambay Tele.com, LLC and Wave Exchange, LLC is care of The Cambay Group, Inc., 2999 Oak Road, Suite 400, Walnut Creek, California 94957.
(11)	Does not include 125,263 stock options to purchase shares of our Common Stock.
(12)	Mr. Magnuson is the president of GI Manager and may be considered to have beneficial ownership of GI Partners’ interest in us. Mr. Magnuson disclaims beneficial ownership of all such units. See note 9 above.
(13)	Does not include 125,263 stock options to purchase shares of our Common Stock.
(14)	Does not include 80,815 stock options to purchase shares of our Common Stock.
(15)	Does not include 80,815 stock options to purchase shares of our Common Stock.
(16)	Does not include 50,000 stock options to purchase shares of our Common Stock.

EXECUTIVE COMPENSATION

Because we were only recently organized, meaningful individual compensation information is not available for periods prior to November 3, 2004. The following table sets forth the annual base salary, bonus and other compensation paid in 2004 to our Chief Executive Officer and our four other most highly compensated executive officers (our “Named Executive Officers”).

Summary Compensation Table

	Year	Annual Compensation			Long-Term Compensation		All Other Compensation ($)
Name and Principal Position		Base Salary ($)(1)	Bonus($)(2)	Other Annual Compensation ($)	Long-Term Incentive Unit Awards($)(3)	Securities Underlying Options(#)
Richard A. Magnuson, Executive Chairman	2004	26,731	40,100	—	9,697,788	125,263	—
Michael F. Foust, Chief Executive Officer	2004	62,372	46,800	—	3,297,252	125,263	—
A. William Stein, Chief Financial Officer and Chief Investment Officer	2004	51,679	38,800	—	1,697,112	80,815	—
Scott E. Peterson, Senior Vice President, Acquisitions	2004	44,551	33,400	—	1,260,708	80,815	—
John O. Wilson, Executive Vice President, Technology Infrastructure	2004	39,904	29,900	—	—	50,000	—

(1)	Amounts received in base salary for the partial year beginning with our initial public offering on November 3, 2004 and ending on December 31, 2004. Under the terms of employment agreements which became effective in connection with our initial public offering, Mr. Magnuson’s, Mr. Foust’s, Mr. Stein’s, Mr. Peterson’s and Mr. Wilson’s annual base salaries are $150,000, $350,000, $290,000, $250,000 and $250,000, respectively. See “—Employment Agreements.”
(2)	Under the terms of Mr. Magnuson’s Executive Chairman agreement, Mr. Magnuson will be eligible to receive an annual performance-based bonus with an initial target and maximum level equal to 100% and 150% of annual base compensation, respectively. Under the terms of Mr. Foust’s, Mr. Stein’s, Mr. Peterson’s and Mr. Wilson’s employment agreements, these executives will be eligible to receive annual performance-based bonuses with initial target and maximum levels equal to 50% and 75% of base salary, respectively. The amounts in this column represent awards earned during the specified year and to be paid in the following year.
(3)	In connection with the consummation of our initial public offering, Messrs. Magnuson, Foust, Stein and Peterson were granted 808,149, 274,771, 141,426 and 105,059, respectively, vested long-term incentive units pursuant to our 2004 Incentive Award Plan. These long-term incentive units, or any securities into which they are converted or for which they are exchanged, are not transferable for a period of three years from the date of grant. The long-term incentive units set forth in the table achieved full parity with our common units on February 9, 2005. For more information about long-term incentive units, see “—Equity Compensation Plan Information.”

Stock Options

The following table provides information concerning grants of stock options made during 2004 to each of our Named Executive Officers. The percentage of total options granted to our employees in 2004 is based on total options granted to employees of 924,902 shares.

All of the options in the table were granted under our 2004 Incentive Award Plan. Each option has a maximum term of ten years, subject to earlier termination if the optionee’s services are terminated. The exercisability of options issued under our 2004 Incentive Award Plan vests with respect to 25% of the shares underlying the option one year after the date of grant and with respect to the remaining shares underlying the option thereafter in three equal annual installments. The exercise prices of such options are equal to their fair market value on the date of grant.

The amounts shown in the table as potential realizable value represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These amounts represent assumed rates of appreciation in the value of our Common Stock from the fair market value on the date of grant. The 5% and 10% assumed compounded annual rates of stock price appreciation are mandated by rules of the SEC and do not represent our estimate or projection of the future price of our Common Stock. Actual gains, if any, on stock option exercises depend on the future performance of our Common Stock.

Option Grants in 2004

	Number of Securities Underlying Options Granted(#)	Percent of Total Options Granted to Employees in 2004	Exercise Price per Common Share	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Share Price Appreciation for Option Term ($)
Name					5%	10%
Richard A. Magnuson, Executive Chairman	125,263	13.5%	$12.00	10/28/14	945,327	2,395,644
Michael F. Foust, Chief Executive Officer	125,263	13.5	12.00	10/28/14	945,327	2,395,644
A. William Stein, Chief Financial Officer and Chief Investment Officer	80,815	8.7	12.00	10/28/14	609,889	1,545,580
Scott E. Peterson, Senior Vice President, Acquisitions	80,815	8.7	12.00	10/28/14	609,889	1,545,580
John O. Wilson, Executive Vice President, Technology Infrastructure	50,000	5.4	13.02	12/16/14	409,410	1,037,526

Aggregated Option Exercises in the Last Fiscal Year

and Fiscal Year-End Option Values

The following table sets forth the aggregated number of options to purchase shares of our Common Stock exercised by our Named Executive Officers in 2004 and the number of shares of Common Stock covered by the stock options held by each of these officers as of December 31, 2004. The value of unexercised in-the-money options is based on the closing price of a share of Common Stock, as reported on the New York Stock Exchange, on December 31, 2004 of $13.47, minus the exercise price, multiplied by the number of shares underlying the options. An option is “in-the-money” if the fair market value of the shares of Common Stock underlying the option exceeds the option exercise price.

Name	Shares Acquired on Exercise(#)	Number of Securities Underlying Unexercised Options at Year-End(#)		Value of Unexercised in-the-Money Options at Year-End($)
		Exercisable	Unexercisable	Exercisable	Unexercisable
Richard A. Magnuson	—	—	125,263	—	184,137
Michael F. Foust	—	—	125,263	—	184,137
A. William Stein	—	—	80,815	—	118,798
Scott E. Peterson	—	—	80,815	—	118,798
John O. Wilson	—	—	50,000	—	22,500

Employment Agreements

We have entered into employment agreements, effective as of October 27, 2004, with Messrs. Foust, Stein and Peterson. We have also entered into an employment agreement with Mr. Wilson, which became effective on November 3, 2004. The employment agreements provide for Mr. Foust to serve as our Chief Executive Officer, Mr. Stein to serve as our Chief Financial Officer and Chief Investment Officer, Mr. Peterson to serve as our Senior Vice President, Acquisitions and Mr. Wilson to serve as our Executive Vice President, Technology Infrastructure.

The employment agreements with Messrs. Foust and Stein have terms ending on November 3, 2006. The employment agreements with Messrs. Peterson and Wilson provide that their employment with us is “at-will” and may be terminated by either the executive or us upon 30 days’ advance written notice.

The employment agreements provide for (i) an annual base salary of $350,000 for Mr. Foust, $290,000 for Mr. Stein, $250,000 for Mr. Peterson and $250,000 for Mr. Wilson, subject to increase in accordance with our policies as in effect from time to time, (ii) eligibility for an annual cash performance bonus under our incentive bonus plan based on the satisfaction of performance goals established in accordance with the terms of such plan, and (iii) medical and other group welfare plan coverage and fringe benefits provided to similarly-situated executives. Each executive’s target and maximum annual bonus will initially be 50% and 75%, respectively, of his base salary. With respect to Messrs. Foust and Stein, these bonus provisions will apply until the earliest to occur of (i) the first material modification of the bonus plan (within the meaning of Section 162(m) of the Internal Revenue Code (the “Code”)), (ii) the expiration of the bonus plan, (iii) our first annual stockholders meeting that occurs after the close of the third calendar year following the calendar year in which our initial public offering occurs, or (iv) such other date required by Section 162(m) of the Code. Pursuant to the employment agreements, we have issued to each of Messrs. Foust, Stein and Peterson that number of long-term incentive units of our operating partnership which is equal to 17%, 8.75% and 6.5%, respectively, of a management pool consisting of 1,616,299 units. Pursuant to the grant agreements, these long-term incentive units are not be transferable for a period of three years from the date of grant. The long-term incentive units were issued to each executive as part of his compensation for services rendered to or for the benefit of our operating partnership. These long-term incentive units achieved full parity with our common units on February 9, 2005. For more information about long-term incentive units, see “—Equity Compensation Plan Information.” In addition, in connection with the consummation of our initial public offering, each of Messrs. Foust, Stein and Peterson was granted an incentive stock option to purchase that number of shares of our Common Stock which is equal to 15.5%, 10.0% and 10.0%, respectively, of a management pool consisting of 808,149 options. The options were issued to each executive in his capacity as an employee of the Company or its subsidiary corporations. The per share exercise price of such options is equal to $12.00. Subject to the executive’s continued employment with us, the options will vest in equal annual installments of 25% on each of the first four anniversaries of the date of grant. In the event of a change in control of our company, the options will vest in full. The long-term incentive units and the stock options were awarded under our 2004 Incentive Award Plan.

The employment agreements also provide that if an executive’s employment is terminated by us without “cause” or, in the case of Messrs. Foust and Stein, by the executive for “good reason” (each as defined in the employment agreements), then, subject to the executive’s execution and non-revocation of a general release of claims, the executive will be entitled to receive a lump-sum severance payment in an amount equal to 100% (in the case of Messrs. Foust and Stein) or 50% (in the case of Messrs. Peterson and Wilson) of the sum of his then current annual base salary plus target annual bonus. If, however, such termination occurs within one year after a change in control of our company or within the six-month period immediately preceding a change in control in connection with the change in control, the amount of the executive’s severance payment will be equal to 200% (in the case of Messrs. Foust and Stein) or 100% (in the case of Messrs. Peterson and Wilson) of the sum of his then current annual base salary and target annual bonus (or if greater, the executive’s annual bonus for the preceding year). In addition, in such event, all outstanding stock options and other equity-based awards held by the executive will become fully vested and exercisable on the later to occur of the termination of employment or the change in control. The executive will not be entitled to any such payment or benefit if the termination of his employment results from his disability or death. Mr. Foust’s and Mr. Stein’s employment agreements provide that if their employment is terminated by us within the six months prior to, or twelve months after, a change in control, the termination will be presumed to be without cause.

In the event that Mr. Foust or Mr. Stein voluntarily terminates his employment without good reason prior to the end of the employment term, the employment agreement provides that we may elect to retain him as a consultant for a period ending not later than the earlier of the first anniversary of his termination of employment or November 3, 2006. Under this arrangement, the executive is obligated to perform up to 10 hours of consulting services per month and we will pay him a consulting fee in an amount equal to the base salary that he would have received for the consulting period had he remained employed by us. Subject to the executive’s compliance with the confidentiality, non-solicitation and non-compete covenants discussed below, the consulting fee is payable in full in a lump-sum upon completion of the consulting period.

Messrs. Foust and Stein are each entitled to an additional tax gross-up payment under their employment agreements if any amounts paid or payable to the executive would be subject to the excise tax on certain so-called “excess parachute payments” under Section 4999 of the Code. However, if a reduction in the payments of 10% or less would render the excise tax inapplicable, then the payments will be reduced by such amount and we will not be required to make the gross-up payment.

The employment agreements also contain standard confidentiality provisions which apply indefinitely and non-solicitation provisions which will apply during the term of the executive’s employment and for a one-year period thereafter (six months in the case of Messrs. Peterson and Wilson) or, in the case of Messrs. Foust and Stein, for the duration of the consulting period, if later. In addition, Messrs. Foust’s and Stein’s employment agreements provide that they generally may not compete with us through the acquisition or ownership of technology-related real estate properties in the United States or Europe during the term of their employment with us or the period during which they are providing consulting services to us. This covenant will not prohibit Messrs. Foust or Stein from making investments in which they own less than a 9.5% beneficial interest and have no active management role and, under limited circumstances, investments in which they own more than a 9.5% interest.

Mr. Wilson’s employment agreement also provides that his continued involvement as a member or director of the Cambay Group and certain related parties during his employment will not in and of itself violate his employment agreement with us.

Executive Chairman Agreement

We have entered into an agreement with Mr. Magnuson, effective as of October 27, 2004, pursuant to which we and our operating partnership employ him as Executive Chairman of our Board of Directors. Mr. Magnuson’s employment agreement has a term ending on November 3, 2006. The agreement subjects Mr. Magnuson to the confidentiality, non-solicitation and non-compete covenants discussed below. Under the agreement, Mr. Magnuson has agreed to waive his right to receive all cash compensation payable to him for serving as a member of our Board of Directors. This waiver will remain in effect until such time as GI Partners ceases to own at least a 10% beneficial interest in our operating partnership (on a fully diluted basis). Prior to that time, Mr. Magnuson will be entitled to base compensation during his employment equal to $150,000 per year and an annual bonus based on the satisfaction of performance goals established under our applicable bonus plan. During this period, Mr. Magnuson’s target and maximum annual bonus will be 100% and 150%, respectively, of his annual base compensation. Effective at such time as GI Partners ceases to own such a 10% beneficial interest, and continuing during his employment, Mr. Magnuson will be entitled to base compensation equal to $300,000 per year and an annual bonus based on the satisfaction of performance goals established under our applicable bonus plan. Mr. Magnuson’s target and maximum annual bonus during this period will be 50% and 75%, respectively, of his annual base compensation. Mr. Magnuson’s target and maximum bonus amounts set forth above will apply until the earliest to occur of (i) the first material modification of the bonus plan (within the meaning of Section 162(m) of the Code), (ii) the expiration of the bonus plan, (iii) our first annual stockholders meeting that occurs after the close of the third calendar year following the calendar year in which our initial public offering occurs, or (iv) such other date as required by Section 162(m) of the Code.

Pursuant to the agreement, we have issued Mr. Magnuson that number of long-term incentive units of our operating partnership equal to 50% of a management pool consisting of 1,616,299 units. The long-term incentive units were issued to Mr. Magnuson as part of his compensation for services rendered to or for the benefit of our operating partnership. These long-term incentive units are not transferable for a period of three years from the date of grant. The long-term incentive units issued to Mr. Magnuson achieved full parity with our common units on February 9, 2005. For more information about long-term incentive units, see “—Equity Compensation Plan Information.” In addition, in connection with this offering, we have granted Mr. Magnuson an incentive stock option to purchase that number of shares of our Common Stock which is equal to 15.5% of a management pool consisting of 808,149 options. The option was issued to Mr. Magnuson in his capacity as an employee of the Company or its subsidiary corporations. The per share exercise price of the options is $12.00. Subject to Mr. Magnuson’s continued employment or directorship with us, the options will vest in equal annual installments of 25% on each of the first four anniversaries of the date of grant. In the event of a change in control of our company, the options will vest in full. The long-term incentive units and the stock options were awarded to Mr. Magnuson under our 2004 Incentive Award Plan.

The agreement also provides that, subject to Mr. Magnuson’s execution and non-revocation of a general release of claims, if he is not reelected to our Board or if we remove or fail to nominate him (other than for “cause,” as defined in the agreement), we will pay him a lump-sum payment in an amount equal to the sum of (x) the greater of $300,000 or 100% of his then current annual base compensation as described above plus (y) his then current target annual bonus. If, however, such termination occurs within one year after a change in control of our Company or within the six-month period immediately before a change in control in connection with the change in control, the amount of this payment will be equal to 200% of the sum of (x) the greater of $300,000 or his then current annual compensation plus (y) his target annual bonus (or if greater, his annual bonus for the preceding year). In addition, in such event, all outstanding stock options and other equity-based awards held by Mr. Magnuson will become fully vested and exercisable on the later to occur of the termination of directorship or the change in control. If Mr. Magnuson remains employed by us after his directorship terminates, he will not be entitled to these payments or benefits until his employment terminates. Mr. Magnuson will not be entitled to these payments or benefits if the termination of his directorship results from his disability or death. Mr. Magnuson’s employment agreement provides that if his directorship is terminated by us within the six months prior to, or twelve months after, a change in control, the termination will be presumed to be without cause.

In the event that Mr. Magnuson voluntarily terminates his employment prior to the end of the employment term, the employment agreement provides that we may elect to retain him as a consultant for a period ending not later than the earlier of the first anniversary of his termination of employment or the second anniversary of the completion of this offering. Under this arrangement, Mr. Magnuson will be obligated to perform up to 10 hours of consulting services per month and we will pay him a consulting fee in an amount equal to the base compensation that he would have received for the consulting period had he remained employed by us. Subject to Mr. Magnuson’s compliance with the confidentiality, non-solicitation and non-compete covenants discussed below, the consulting fee is payable in full in a lump-sum upon completion of the consulting period.

Mr. Magnuson is also entitled to an additional tax gross-up payment under his agreement if any amounts paid or payable to him would be subject to the excise tax on certain so-called “excess parachute payments” under Section 4999 of the Code. However, if a reduction in the payments of 10% or less would render the excise tax inapplicable, then the payments will be reduced by such amount and we will not be required to make the gross-up payment.

The agreement provides that Mr. Magnuson’s employment with us is not exclusive and, subject to the confidentiality, non-solicitation and non-compete covenants discussed below, will not limit Mr. Magnuson’s ability to provide services to any other person or entity, including CB Richard Ellis Investors, where he remains employed, or its affiliates and GI Partners. Mr. Magnuson’s agreement contains standard confidentiality provisions which apply indefinitely and non-solicitation provisions which will apply during the term of his employment or directorship and continue for the duration of the consulting period or a one-year period after termination of his employment or directorship (whichever is later). In addition, Mr. Magnuson’s employment agreement provides that he generally may not compete with us through the acquisition or ownership of technology-related real estate properties in the United States or Europe during the term of his employment with us or the period during which he is providing consulting services to us. This covenant will not prohibit Mr. Magnuson from providing management or other services in respect of real estate which do not involve the acquisition or ownership by him of technology real estate or from making investments in which he owns less than a 9.5% beneficial interest and has no active management role and, under limited circumstances, investments in which he owns more than a 9.5% interest.

401(k) Plan

Under the client services arrangement which we have entered into with a professional employer organization (the “PEO”), both we and the PEO are intended to be co-employers of our employees. Accordingly, our employees are eligible to participate in the PEO’s 401(k) plan, a retirement savings plan that is intended to be tax-qualified under Section 401(a) of the Code.

Indemnification Agreements

We have entered into indemnification agreements with each of our executive officers and directors that obligate us to indemnify them to the maximum extent permitted by Maryland law. The indemnification agreements provide that:

•	If a director or executive officer is a party or is threatened to be made a party to any proceeding, other than a proceeding by or in the right of our company, by reason of such director’s or executive officer’s status as a director, officer or employee of our Company, we must indemnify such director or executive officer for all expenses and liabilities actually and reasonably incurred by him or her, or on his or her behalf, unless it has been established that:

•	the act or omission of the director or executive officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or executive officer actually received an improper personal benefit in money, property or other services; or

•	with respect to any criminal action or proceeding, the director or executive officer had reasonable cause to believe that his or her conduct was unlawful.

•	If a director or executive officer is a party or is threatened to be made a party to any proceeding by or in the right of our Company to procure a judgment in our company’s favor by reason of such director’s or executive officer’s status as a director, officer or employee of our Company, we must indemnify such director or executive officer for all expenses and liabilities actually and reasonably incurred by him or her, or on his or her behalf, unless it has been established that:

•	the act or omission of the director or executive officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; or

•	the director or executive officer actually received an improper personal benefit in money, property or other services;

provided, however, that we will have no obligation to indemnify such director or executive officer for all expenses and liabilities actually and reasonably incurred by him or her, or on his or her behalf, if it has been adjudged that such director or executive officer is liable to us with respect to such proceeding.

•	Upon application of a director or executive officer of our Company to a court of appropriate jurisdiction, the court may order indemnification of such director or executive officer if:

•	the court determines that such director or executive officer is entitled to indemnification under the applicable section of the Maryland General Corporation Law (the “MGCL”), in which case the director or executive officer shall be entitled to recover from us the expenses of securing such indemnification; or

•	the court determines that such director or executive officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director or executive officer has met the standards of conduct set forth in the applicable section of the MGCL or has been adjudged liable for receipt of an improper personal benefit under the applicable section of MGCL; provided, however, that our indemnification obligations to such director or executive officer will be limited to the expenses actually and reasonably incurred by him or her, or on his or her behalf, in connection with any proceeding by or in the right of our Company or in which the officer or director shall have been adjudged liable for receipt of an improper personal benefit under the applicable section of the MGCL.

•	Notwithstanding, and without limiting, any other provisions of the agreements, if a director or executive officer is a party or is threatened to be made a party to any proceeding by reason of such director’s or executive officer’s status as a director, officer or employee of our company, and such director or executive officer is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such proceeding, we must indemnify such director or executive officer for all expenses actually and reasonably incurred by him or her, or on his or her behalf, in connection with each successfully resolved claim, issue or matter, including any claim, issue or matter in such a proceeding that is terminated by dismissal, with or without prejudice.

•	We must pay all indemnifiable expenses in advance of the final disposition of any proceeding if the director or executive officer furnishes us with a written affirmation of the director’s or executive officer’s good faith belief that the standard of conduct necessary for indemnification by our company has been met and a written undertaking to reimburse us if a court of competent jurisdiction determines that the director or executive officer is not entitled to indemnification.

We must pay all indemnifiable expenses to the director or executive officer within 20 calendar days following the date the director or executive officer submits proof of the expenses to us.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Act”), may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Equity Compensation Plan Information

The following table provides information with respect to shares of our Common Stock that may be issued under existing equity compensation plans.

Equity Compensation Plans(1)

	(a)	(b)	(c)	(d)
	Number of shares of Common Stock to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of shares of Common Stock issuable upon redemption of outstanding long-term incentive units(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) and (c))(3)
Plan Category
Equity Compensation plans approved by stockholders	924,902	$12.16	1,490,561	2,058,639

Equity Compensation plans not approved by stockholders	N/A	N/A	N/A	N/A

(1)	Information as of December 31, 2004.
(2)	Initially, long-term incentive units do not have full parity with common units with respect to liquidating distributions. Upon the occurrence of specified events, long-term incentive units may over time achieve full parity with common units in our operating partnership for all purposes, and therefore accrete to an economic value equivalent to that of our Common Stock on a one-for-one basis. If such parity is reached, long-term incentive units may be converted into an equal number of common units of our operating partnership at any time, and thereafter enjoy all the rights of common units of our operating partnership. However, there are circumstances under which long-term incentive units will not achieve full parity with common units of our operating partnership. Until and unless such parity is reached, the value that a holder will realize for a given number of long-term incentive units will be less than the value of an equal number of shares of our Common Stock.
(3)	Includes shares available for future restricted stock grants and shares issuable upon redemption of long-term incentive units available to be granted under the 2004 Incentive Award Plan.

Compensation Committee Interlocks and Insider Participation

There are no Compensation Committee interlocks and none of our employees participates on the Compensation Committee.

Compensation Committee Report on Executive Compensation*

The Compensation Committee of the Board of Directors of Digital Realty Trust, Inc. (the “Company”) is currently composed of three independent directors, Dennis E. Singleton (Chair), Ruann F. Ernst, Ph.D. and Kathleen Earley Reed. The Compensation Committee has overall responsibility for our executive compensation policies and practices, including:

•	annually reviewing and, if necessary, revising the compensation philosophy of the Company;

•	determining the compensation of our Chief Executive Officer, subject to existing employment agreements;

•	reviewing and approving all other executive officers’ compensation; and

•	managing annual bonus, long-term incentive, stock option, employee pension and welfare benefit plans.

From time-to-time, the Compensation Committee may retain compensation and other management consultants to assist with, among other things, structuring our various compensation programs and determining appropriate levels of salary, bonus and other awards payable to our executive officers, as well as to guide us in the development of near-term individual performance objectives necessary to achieve long-term profitability.

Compensation Philosophy and Policies. The objective of our executive compensation program is to attract, retain and motivate talented executives who can help the Company maximize stockholder value. In order to achieve this objective, in addition to annual base salaries, the executive compensation program uses a combination of long-term incentives through equity-based compensation and annual incentives through cash bonuses. The program is intended to encourage high performance, promote accountability and ensure that the interests of executives are aligned with the interests of the Company’s stockholders by linking a portion of executive compensation directly to increases in stockholder value. We seek to provide total compensation to our executive officers that is comparable to total compensation paid by real estate investment similar to us.

Two primary types of compensation may be provided to our executive officers:

•	annual compensation, which includes (i) a base salary, intended to provide a stable annual salary for each executive officer at a level consistent with such officer’s individual contributions and (ii) annual performance bonuses, intended to link each executive officer’s compensation to our performance and to such officer’s performance.

•	long-term compensation, which includes grants of stock options, restricted stock, dividend equivalents, stock appreciation rights, long-term incentive units and other equity-based compensation intended to encourage actions to maximize stockholder value.

Annual Base Salary. The base salary for each of our named executive officers is provided for in the employment agreement between the Company and the relevant officer. The employment agreements of Michael F. Foust, A William Stein, Scott E. Peterson and John O. Wilson provide that their base salaries are subject to increases pursuant to the Company’s policies as in effect from time-to-time. Salary levels of executive officers are generally established after a review of data for executives in similar positions in comparable REITs and other real estate companies. When reviewing individual base salaries, the Compensation Committee considers individual and corporate performance, levels of responsibility and competitive pay practices, as well as other subjective factors (such as the individual’s experience). These considerations necessarily vary from individual to individual. The employment agreement of Richard A. Magnuson, our Executive Chairman, provides for an annual base salary of $150,000 until such time as GI Partners ceases to own a beneficial interest of 10% or more in our operating partnership. Thereafter, Mr. Magnuson’s base salary will be $300,000.

*	The material in this report is not soliciting material, is not deemed filed with the SEC, and is not incorporated by reference in any filing of the Company under the Act or the Exchange Act, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in such filing.

Annual Incentive Bonuses. Annual incentives are provided in the form of cash bonuses to be paid if certain performance objectives are achieved. Each named executive officer’s employment agreement provides for an annual bonus within a range based on a percentage of the executive’s base salary. However, bonuses are ultimately discretionary, except as provided in the employment agreements, and are subject to final determinations based upon the Compensation Committee’s evaluation of each executive’s performance. Pro rated bonuses were awarded for the partial year beginning with our initial public offering on November 3, 2004 and ending on December 31, 2004 and are to be paid in 2005. Details may be found in the Summary Compensation Table in the section “Executive Compensation” of the Proxy Statement of which this report is a part.

Long-Term Incentive Compensation. The Compensation Committee recognizes that while our bonus programs provide awards for positive short-term and mid-term performance, equity participation creates a vital long-term partnership between executive officers and stockholders. Long-term incentives may be provided to executives either through grants of stock options, restricted stock, dividend equivalents, stock appreciation rights, long-term incentive units or other awards pursuant to our 2004 Incentive Award Plan, which is administered by the Compensation Committee. The Compensation Committee has the discretion to determine those individuals to whom options or awards will be granted and to determine the terms and provisions of awards, including the exercise or purchase price, expiration date, vesting schedule and terms of exercise, subject to the provisions of the 2004 Incentive Award Plan. The exercise price of nonqualified stock options and incentive stock options must be at least 85% and 100%, respectively, of the fair market value of our common stock on the date of grant. In 2004, the Company granted 1,329,405 long-term incentive units and options to purchase 462,156 shares of our common stock to our executive officers.

2004 Chief Executive Officer Compensation. For the fiscal year ended December 31, 2004, Mr. Foust’s annual base salary was $350,000. In connection with the consummation of our initial public offering, Mr. Foust was granted 125,263 stock options with an exercise price of $12.00 per share and 274,771 long-term incentive units.

2004 Executive Chairman Compensation. For the fiscal year ended December 31, 2004, Mr. Magnuson’s annual base salary was $150,000. In connection with the consummation of our initial public offering, Mr. Magnuson was granted 125,263 stock options with an exercise price of $12.00 per share and 808,149 long-term incentive units.

Tax Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended, disallows a tax deduction for any publicly held corporation for individual compensation of more than $1.0 million in any taxable year to any named executive officers other than compensation that is performance-based under a plan that is approved by the stockholders and that meets certain other technical requirements. Our Compensation Committee’s policy with respect to Section 162(m) is to make every reasonable effort to ensure that compensation is deductible to the extent permitted while simultaneously providing our executives with appropriate rewards for their performance. In the appropriate circumstances, however, the Compensation Committee is prepared to exceed the limit on deductibility under Section 162(m) to the extent necessary to ensure our executive officers are compensated in a manner consistent with our best interests and those of our stockholders.

COMPENSATION COMMITTEE OF OUR BOARD OF DIRECTORS

Dennis E. Singleton, Chair

Ruann F. Ernst, Ph.D.

Kathleen Earley Reed

Performance Measurement Comparison*

The following graph provides a comparison of cumulative total stockholder return for the period from November 3, 2004 (the date upon which our Common Stock began publicly trading) through December 31, 2004 among the Company, the Standard & Poor’s (“S&P”) 500 Index and the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) Equity REIT Total Return Index (the “Equity REIT Index”). The Equity REIT Index includes all tax-qualified equity REITs listed on the NYSE, the American Stock Exchange and the NASDAQ Stock Market. Equity REITs are defined as those with 75% or more of their gross invested book value of assets invested directly or indirectly in the equity ownership of real estate. Upon written request, we will provide any stockholder with a list of the REITs included in the Equity REIT Index. The stock performance graph assumes an investment of $100.00 in each of the Company and the two indices, and the reinvestment of any dividends. The historical information set forth below is not necessarily indicative of future performance. Data for the Company, the Equity REIT Index and the S&P 500 Index were provided to us by NAREIT. The data shown is based on the closing share prices or index values, as applicable, at the end of the last day of each month shown (except for the initial date, November 3, 2004).

	Nov. 3, 2004	Nov. 2004	Dec. 2004
Equity REIT Index	100.00	103.8	108.9
S&P 500 Index	100.00	104.3	107.9
Digital Realty Trust, Inc.	100.00	106.3	113.6

*	The material in this performance graph is not soliciting material, is not deemed filed with the SEC, and is not incorporated by reference in any filing of the Company under the Act or the Exchange Act, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in such filing.

AUDIT MATTERS

Audit Committee Report*

The Audit Committee assists the Board of Directors (the “Board”) of Digital Realty Trust, Inc. (the “Company”) with its oversight responsibilities regarding the Company’s financial reporting process. The Company’s management is responsible for the preparation, presentation and integrity of the Company’s financial statements as well as the Company’s financial reporting process, accounting policies, internal audit function, internal control over financial reporting and disclosure controls and procedures. The independent registered public accountant is responsible for performing an audit of the Company’s financial statements and its internal control over financial reporting and for reviewing the Company’s quarterly financial statements.

The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements for the year ended December 31, 2004 with the Company’s management and with KPMG LLP, the Company’s independent auditors. The Audit Committee discussed with KPMG LLP the overall scope of and plans for the audit by KPMG LLP. The Audit Committee regularly meets with KPMG LLP, with and without management present, to discuss the results of its examination, its evaluation of the Company’s internal control over financial reporting, and the overall quality of the Company’s financial reporting. In the performance of their oversight function, the members of the Audit Committee necessarily relied upon the information, opinions, reports and statements presented to them by the management of the Company and by KPMG LLP. The Audit Committee has also discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee has received and reviewed the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with KPMG LLP its independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE OF OUR BOARD OF DIRECTORS

Laurence A. Chapman, Chair

Ruann F. Ernst, Ph.D.

Dennis E. Singleton

*	The material in this report is not soliciting material is not deemed filed with the SEC, and is not incorporated by reference in any filing of the Company under the Act or the Exchange Act, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in such filing.

Independent Registered Public Accounting Firm

The following summarizes the fees paid to KPMG LLP for the year ended December 31, 2004:

	2004	2003 (N/A)
Audit Fees(1)	$2,831,743
Audit-Related Fees(2)	40,000
Tax Fees(3)	140,000
All Other Fees	—

Total Fees	$3,011,743

(1)	“Audit Fees” are the aggregate fees billed by KPMG LLP for professional services rendered in connection with the Company’s initial public offering (including, but not limited to, audits of the 2003, 2002 and 2001 combined financial statements of the Company’s predecessor, audits of statements of revenue and certain expenses for 13 acquired properties, comfort letter procedures and issuance, review of un-audited stub period financial statements and review of the Registration Statement on Form S-11 and amendments thereto), preferred stock offering (including, but not limited to, audit of the statement of revenue and certain expenses for the property known as 833 Chestnut, comfort letter procedures and issuance and review of the Registration Statement on Form S-11 and amendments thereto) and for the audit of the Company’s annual financial statements for the year ended December 31, 2004.
(2)	“Audit-related fees” include fees relating to separate financial statements for six properties which were required by lenders for such properties.
(3)	“Tax fees” are fees related to preparation of 2004 tax returns for the Company, Operating Partnership and taxable REIT subsidiaries.

All audit, audit-related and tax services provided by KPMG LLP were pre-approved by the Audit Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Acquisition of Certain Properties by GI Partners Prior to our Initial Public Offering

Through various transactions during the two years prior to the completion of our initial public offering, GI Partners acquired the following properties (the aggregate purchase price paid by GI Partners for each property is indicated parenthetically): Hudson Corporate Center ($57,030,000); NTT/Verio Premier Data Center ($28,500,000); VarTec Building ($12,000,000); Ardenwood Corporate Park ($57,000,000); ASM Lithography Facility ($22,400,000); AT&T Web Hosting Facility ($13,500,000); Brea Data Center ($10,150,000); Granite Tower ($33,200,000); Maxtor Manufacturing Facility ($25,000,000); Stanford Place II ($35,050,000); 100 Technology Center Drive ($38,100,000); Siemens Building ($17,200,000); Carrier Center ($75,000,000); Savvis Data Center ($60,000,000); Comverse Technology Building ($58,000,000); Webb at LBJ ($45,850,000); AboveNet Data Center ($36,500,000) and eBay Data Center (75% interest for $9,600,000).

GI Partners Contribution Agreement

In connection with the consummation of our initial public offering, our operating partnership entered into a contribution agreement with GI Partners pursuant to which GI Partners contributed its direct or indirect interests in a portfolio of properties to the operating partnership in exchange for units and the assumption of debt. Under GI Partners’ contribution agreement, GI Partners directly received 31,930,695 units and we assumed or repaid an aggregate of $548.8 million of debt. The aggregate value of the units issued to GI Partners was $383.2 million, based upon the initial public offering price of our Common Stock of $12.00 per share.

Pursuant to the GI Partners’ contribution agreement, we assumed or succeeded to all of the contributors’ rights, obligations and responsibilities with respect to the properties and the property entities contributed. GI Partners’ contribution agreement contains representations and warranties by GI Partners to our operating partnership with respect to the condition and operations of the properties and interests contributed to us and certain other matters. With some exceptions, GI Partners has agreed to indemnify our operating partnership for breach of these representations and warranties on or prior to February 15, 2006, subject to a $500,000 deductible and up to a maximum of $15.0 million. GI Partners pledged units to our operating partnership with a value, based on the initial public offering price of $12.00 per share of our Common Stock, equal to $15.0 million, in order to secure its indemnity obligations, and except in limited circumstances, these units will be the sole recourse of our operating partnership in the case of a breach of a representation or warranty or other claim for indemnification.

In connection with the consummation of our initial public offering, GI Partners caused the entities that own the properties contributed to us to make special distributions payable to GI Partners in an aggregate amount of approximately $5.2 million. These distributions were in an amount calculated to approximate customary commercial real estate prorations, whereby the buyer and seller apportion rents, taxes, utilities, escrowed or restricted funds and other operating expenses. Such distributions were contemplated by the parties in connection with determining the aggregate consideration to be received by GI Partners under its contribution agreement.

eBay Data Center Purchase Agreement

In connection with the consummation of our initial public offering, our operating partnership entered into a purchase and sale agreement with GI Partners pursuant to which GI Partners transferred its 75% direct or indirect interest in the entity that owns the eBay Data Center property for a purchase price in cash equal to the amount paid by GI Partners to acquire the property plus transaction costs and expenses, for a maximum aggregate price of approximately $10.3 million. The purchase and sale agreement contains representations and warranties by GI Partners to our operating partnership with respect to the interests transferred to us and certain other matters. GI Partners has agreed to indemnify us for breach of these representations and warranties on or prior to February 15, 2006. On January 21, 2005, we purchased the remaining 25% interest from an unrelated third party for $4.1 million.

Purchase of Operating Partnership Units from CalPERS and Global Innovation Contributors

Immediately following the consummation of our initial public offering, GI Partners made a pro rata allocation, in accordance with their respective interests and with the terms of its constitutive documents, to its investors, CalPERS and Global Innovation Contributors, LLC, or GI Contributors, of a portion of the operating partnership units received by GI Partners in the formation transactions consummated concurrently with our initial public offering (having an aggregate value of approximately $81.7 million based on the initial public offering price of our Common Stock), and immediately thereafter, we purchased from these investors the operating partnership units allocated to them at a price per unit of $11.16, which is equal to the per share initial public offering price of our Common Stock, net of underwriting discounts and commissions and financial advisory fees paid to the underwriters for our initial public offering. In addition, since the underwriters exercised their overallotment option in connection with our initial public offering, GI Partners made an additional pro rata allocation to CalPERS and GI Contributors of 1,421,300 operating partnership units (equal to the number of shares sold pursuant to such exercise), and we purchased such operating partnership units from CalPERS and GI Contributors at a price per unit equal to $11.16 per share. The units purchased by us from CalPERS and GI Contributors automatically converted from limited partner interests to general partner interests upon purchase by us.

Richard Magnuson, the Executive Chairman of our Board of Directors, Michael Foust, our Chief Executive Officer and a member of our Board of Directors, and Scott Peterson, our Senior Vice President, Acquisitions, are minority investors in GI Contributors, and received in the aggregate less than 0.1% of the total cash paid by us to CalPERS and GI Contributors, consistent with the percentage of their total capital commitment in GI Partners. See “—Other Benefits to Related Parties and Related Party Transactions.”

200 Paul Avenue and 1100 Space Park Drive Contribution Agreement

In connection with the consummation of our initial public offering, our operating partnership entered into a contribution agreement with San Francisco Wave Exchange, LLC, Santa Clara Wave Exchange, LLC and Exchange Colocation, LLC, referred to below as the eXchange parties, pursuant to which the eXchange parties contributed their interests in 200 Paul Avenue, 1100 Space Park Drive, the eXchange colocation business and other specified assets and liabilities to the operating partnership in exchange for cash, units and the assumption of debt. Under the eXchange parties’ contribution agreement, the eXchange parties directly received $15.0 million in cash, 5,935,846 units and we assumed or repaid an aggregate of $62.8 million of indebtedness encumbering the properties. The eXchange parties are unaffiliated with GI Partners; however John O. Wilson, our Executive Vice President, Technology Infrastructure, owns a 10% interest in the eXchange parties.

Pursuant to the eXchange parties’ contribution agreement, we assumed or succeeded to all of the contributors’ rights, obligations and responsibilities with respect to the properties and the property entities contributed. The eXchange parties’ contribution agreement contains representations and warranties by the eXchange parties to our operating partnership with respect to the condition and operations of the properties and interests to be contributed to us and certain other matters. The eXchange parties have agreed to indemnify our operating partnership for breach of these representations and warranties on or prior to February 15, 2006, subject to a $150,000 deductible and up to a maximum of $5.0 million. The eXchange parties pledged units to our operating partnership with a value, based on the initial public offering price of $12.00 per share of our Common Stock in our initial public offering, equal to $5.0 million, in order to secure its indemnity obligations, and, except in limited circumstances, these units will be the sole recourse of our operating partnership in the case of a breach of a representation or warranty or other claim for indemnification.

Under the eXchange parties’ contribution agreement, we have agreed to indemnify each eXchange party against adverse tax consequences in the event our operating partnership directly or indirectly, sells, exchanges or otherwise disposes of (whether by way of merger, sale of assets or otherwise) in a taxable transaction any interest in 200 Paul Avenue or 1100 Space Park Drive until the earlier of November 3, 2013 and the date on which these contributors hold less than 25% of the units issued to them in the formation transactions consummated concurrently with our initial public offering. The 200 Paul Avenue and 1100 Space Park Drive properties represented 14.4% of our portfolio’s annualized rent as of December 31, 2004. These tax indemnities do not apply to the disposition of a restricted property pursuant to a transaction described in Section 721, 1031 or 1033 of the Code, or other applicable non-recognition provision under the Code.

Under the eXchange parties’ contribution agreement, we agreed to make $20.0 million of indebtedness available for guaranty by these parties until the earlier of November 3, 2013 and the date on which these contributors or certain transferees hold less than 25% of the units issued to them in the formation transactions consummated concurrently with our initial public offering. Among other things, these guaranties of debt allow the eXchange parties to defer the recognition of gain in connection with the contribution of these properties.

200 Paul Avenue and 1100 Space Park Drive Property Management Agreement

Concurrent with the consummation of our initial public offering, we entered into a property management agreement with the eXchange parties. We entered into this agreement in order to maintain continuity of management until we internalize our property management function. Under the terms of the agreement, the eXchange parties generally supervised the operation and management of the 200 Paul Avenue and 1100 Space Park Drive properties in exchange for a monthly management fee in the amount of 2% of the gross monthly rents and other revenues received from the properties. We were responsible for all leasing commissions and costs of on-site employees of the eXchange parties. We terminated this agreement on February 28, 2005.

Partnership Agreement

Concurrently with the consummation of our initial public offering, we entered into a partnership agreement with the various limited partners of our operating partnership, including GI Partners and the eXchange parties. Pursuant to the partnership agreement, persons holding units as a result of the formation transactions consummated concurrently with our initial public offering have rights beginning on January 3, 2006 to cause our operating partnership to redeem each of their units for cash equal to the then-current market value of one share of Common Stock, or, at our election, to exchange their units for shares of our Common Stock on a one-for-one basis.

Executive Chairman and Employment Agreements

We have entered into employment agreements with our executive officers as described in “Executive Compensation—Employment Agreements” and an agreement with the Executive Chairman of our Board of Directors as described in “Executive Compensation—Executive Chairman Agreement” that became effective in connection with the consummation of our initial public offering and the related formation transactions. These agreements provide for salary, bonuses and other benefits, including severance benefits upon a termination of employment, as well as vested long-term incentive units and option awards, among other matters.

We have also issued 6,448 long-term incentive units to each of our outside directors under our 2004 Incentive Award Plan.

Indemnification of Officers and Directors

Effective upon the consummation of our initial public offering, we entered into an indemnification agreement with each of our executive officers and directors as described in “Executive Compensation—Indemnification Agreements.”

Right of First Offer Agreements

We have right of first offer agreements with respect to each of the Englewood, Colorado property and the Frankfurt property, each of which is currently owned by GI Partners. Pursuant to these agreements, we have the right to make the first offer to purchase these properties if GI Partners decides to sell them. If we make an offer that is rejected, GI Partners may sell such property, but only to a third party within 180 days thereafter, on terms that are better than the terms of our offer or the unsolicited offer that we elected not to match. Any purchase by us of these properties may be paid by us with units, with each unit valued at the then-fair market value of a share of our Common Stock, or in cash. The right of first offer agreements will expire on the earlier of December 31, 2009, upon the completion of the dissolution of GI Partners or the date on which GI Partners no longer owns the subject properties. In January 2005, we commissioned an appraisal of the Englewood, Colorado property with a view towards exercising our right of first offer with respect to it.

Registration Rights

We have granted those persons who received units in the formation transactions, including GI Partners, certain registration rights with respect to the shares of our Common Stock that may be acquired by them in connection with the exercise of the redemption/exchange rights under the partnership agreement of our operating partnership. These registration rights require us to seek to file a “shelf” registration statement covering all such shares of Common Stock by January 3, 2006. In addition, commencing on March 3, 2006, each of GI Partners and another third party who received units in the formation transaction have the right, on one occasion, to require us to register all such shares of our Common Stock.

We have also granted registration rights to GI Partners with respect to any units issued, or to be issued, upon exercise of the Carrier Center option agreement or the Englewood, Colorado or Frankfurt right of first offer agreements, effective as of the date which is 14 months following the closing of the applicable property acquisition. In the event we fail to file this registration statement or if filed fail to maintain its effectiveness, holders will have the right (subject to certain limitations) to have their shares included in any registration statement we file for an underwritten public offering, and holders who individually or in the aggregate own more than $5.0 million of such shares will have the right to require us to register all such shares of our Common Stock, provided that we will not be required to effect more than one such demand registration in any twelve-month period.

Transition Services Agreement with CB Richard Ellis Investors

We have entered into a transition services agreement with CB Richard Ellis Investors pursuant to which CB Richard Ellis Investors will provide us with transitional accounting and other services for an interim period. We anticipate that this interim period will last through May 2005, but in no event can it extend beyond December 31, 2005. We paid CB Richard Ellis Investors a one-time fee of $58,500 for these services, and are also required to reimburse CB Richard Ellis Investors for reasonable travel and other out of pocket expenses.

Employment Relationships

Prior to the consummation of our initial public offering, Richard A. Magnuson, our Executive Chairman, Michael F. Foust, our Chief Executive Officer and Scott E. Peterson, our Senior Vice President, Acquisitions, were employees of CB Richard Ellis Investors. In addition, A. William Stein, our Chief Financial Officer and Chief Investment Officer, provided services to GI Partners under a consulting relationship. Mr. Magnuson remained an employee of CB Richard Ellis Investors following the consummation of the initial public offering. Effective upon the consummation of the initial public offering, the employment of Messrs. Foust and Peterson with CB Richard Ellis Investors terminated and they became our full-time employees and the consulting relationship between A. William Stein and GI Partners ceased. See “Executive Compensation—Employment Agreements.”

GI Partners Loan Agreement

In connection with our initial public offering, we borrowed funds from GI Partners on an interest-free basis in order to pay expenses (including accounting and legal fees) relating to our initial public offering and the related formation transactions. We repayed these borrowed funds, in a total amount of approximately $5.3 million, upon the consummation of our initial public offering.

Transfer of Letters of Credit to the Company from GI Partners

As of December 31, 2004, GI Partners had $1.2 million of letters of credit outstanding that secure obligations relating to two of the Company’s properties, Carrier Center and Stanford Place II. These letters of credit were initially issued in lieu of making deposits required by a local utility and in lieu of establishing a restricted cash account on behalf of a lender. The Company is in the process of causing these letters of credit to be transferred to the Company. The Company is currently reimbursing GI Partners for the costs of maintaining the letters of credit, which are less than $5,000 per quarter.

Settlement of Foreign Currency Forward Contract Assumed from GI Partners

On January 24, 2005 we settled the foreign currency forward contract that we assumed from GI Partners related to the Camperdown House property located in the United Kingdom for a payment of approximately $2.5 million. On the same date we entered into a new foreign currency forward contract to hedge the foreign currency risk related to owning a property in the United Kingdom. On February 4, 2005 GI Partners reimbursed us for $1.9 million of such settlement since it was determined that the negative value associated with the forward contract was not otherwise factored into the determination of the number of units that were granted to GI Partners in exchange for its interests in Camperdown House.

Non-Competition Agreement with Global Innovation Partners, LLC

We have entered into a non-competition agreement with GI Partners pursuant to which GI Partners has agreed not to acquire or own interests in, directly or indirectly, technology-related real estate properties in the United States or Europe for the remainder of GI Partners’ investment period, which ends in February 2006. This agreement does not prohibit GI Partners from, among other things, providing management or other services in respect of non-owned real estate. It also does not prohibit the acquisition of any entity so long as the ownership of technology-related real estate does not comprise such entity’s primary business, provided that the value of the technology-related real estate owned by such entity accounts for less than 35% of the entity’s total enterprise value, as determined by GI Partners. In addition, this agreement does not prohibit GI Partners from owning the Englewood, Colorado and Frankfurt data centers. The sole remedy available to us for breach of this agreement is the right to purchase the property from GI Partners at GI Partners’ cost within 90 days of notice to us of the purchase by GI Partners.

Other Benefits to Related Parties and Related Party Transactions

CB Richard Ellis Investors, Richard Magnuson, the Executive Chairman of our Board of Directors, Michael Foust, our Chief Executive Officer and a member of our Board of Directors, and Scott Peterson, our Senior Vice President, Acquisitions, are investors in Global Innovation Manager, LLC, or GI Manager, the manager of GI Partners. GI Manager is entitled under certain circumstances to share in distributions made by GI Partners to its investors, including distributions related to GI Partners’ ownership interest in our operating partnership. Under the terms of GI Partners’ constitutive agreement, GI Manager is only entitled to share in distributions after the other investors in GI Partners—CalPERS and GI Contributor—receive a return of their invested capital and a specified rate of return from their capital investments. Distributions from GI Partners to GI Manager are distributed by GI Manager 50% to CB Richard Ellis Investors, and 50% to certain individuals presently or historically involved with GI Partners, including Messrs. Magnuson, Foust and Peterson. To date, no distributions have been made to GI Manager.

CB Richard Ellis Investors is the sole member of Global Innovation Advisor, LLC, or GI Advisor. GI Advisor manages the investments of GI Partners on behalf of GI Manager. Mr. Magnuson is a member of the management and investment committees of GI Advisor, for which he is not separately compensated.

Mr. Magnuson is the chief executive officer of GI Advisor, for which he is not separately compensated.

Pursuant to the terms of GI Partners’ constitutive agreement, GI Partners pays GI Advisor an asset management fee equal to a percentage of its investors’ capital commitments or, following the fund’s investment period, its investors’ capital contributions, to GI Partners. Although we are not a party to this arrangement and are not obligated to pay this management fee in the future, $2,655,000, $3,185,000, $3,185,000 and $2,663,000 of these fees were allocated to the Company’s predecessor for the period from January 1, 2004 through November 2, 2004, the years ended December 31, 2003 and 2002, and the period from inception on February 28, 2001 to December 31, 2001, respectively. These fees were allocated to the Company’s predecessor because the asset management fee represented GI Partners’ general and administrative expenses.

The Company and the Company’s predecessor paid additional compensation, not encompassed in management fees, to affiliates of CB Richard Ellis Investors for real estate services. The following table presents fees incurred by the Company and the Company’s predecessor and earned by affiliates of CB Richard Ellis Investors, for the year ended December 31, 2004 (in thousands):

Lease commissions	$411
Brokerage fees	—
Property management fees and other	1,068

Total	$1,479

ANNUAL REPORT ON FORM 10-K

Stockholders may obtain without charge a copy of the Company’s Annual Report on Form 10-K, including financial statements and financial statement schedules, required to be filed with the SEC pursuant to the Exchange Act for the fiscal year ended December 31, 2004, by downloading the report from the Investor Relations section of the Company’s Internet site at www.digitalrealtytrust.com; or by writing to Investor Relations, Digital Realty Trust, Inc., 2730 Sand Hill Road, Suite 280, Menlo Park, California 94025.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities (“Reporting Persons”), to file reports of ownership and changes in ownership with the SEC. Reporting Persons are required by SEC regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a). Based solely on its review of the copies of such reports received by it, and written representations from certain Reporting Persons that no other reports were required for those persons, the Company believes that, during the year ended December 31, 2004, the Reporting Persons met all applicable Section 16(a) filing requirements.

Stockholder Proposals and Nominations

Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in the Company’s Proxy Statement and for consideration at the Company’s next annual meeting. To be eligible for inclusion in the Company’s 2006 Proxy Statement, your proposal must be received in writing not later than December 9, 2005 and must otherwise comply with Rule 14a-8 under the Exchange Act. While the Board will consider stockholder proposals, the Company reserves the right to omit from the Company’s Proxy Statement stockholder proposals that it is not required to include under the Exchange Act, including Rule 14a-8 of the Exchange Act.

In addition, our Bylaws contain an advance notice provision with respect to matters to be brought at an annual meeting, including nominations, and not included in the Company’s Proxy Statement. If you would like to nominate a director or bring any other business before the stockholders at the 2006 Annual Meeting, you must comply with the procedures contained in our Bylaws, you must notify the Company in writing in a timely manner and such business must otherwise be a proper matter for action by our stockholders. To be timely under our current Bylaws, the notice must be delivered to our Secretary at our principal executive office at 2730 Sand Hill Road, Suite 280, Menlo Park, California 94025 not earlier than November 9, 2005 and not later than 5 P.M. on December 9, 2005. In the event that the date of the 2006 Annual Meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the 2005 Annual Meeting, notice by the stockholder to be timely must be delivered not earlier than the 150th day prior to the date of the meeting and not later than 5:00 P.M., Pacific Time, on the later of the 120th day prior to the date of the meeting and the 10th day following the date of the first public announcement of the meeting.

Our Bylaws provide that nominations of persons for election to the Board and the proposal of business to be considered by our stockholders may be made at an annual meeting pursuant to the Company’s notice of meeting, by or at the direction of the Board or by any stockholder of the Company who was a stockholder of record both at the time of giving of notice provided for in our Bylaws and at the time of the annual meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in our Bylaws. A stockholder’s notice regarding a director nomination shall set forth (i) as to each individual whom the stockholder proposes to nominate for election or reelection as a director, (a) the name, age, business address and residence address of such individual, (b) the class, series and number of shares of stock of the Company that are beneficially owned by such individual (c) the date such shares were acquired and the investment intent of such acquisition and (d) all other information relating to such individual that is required to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder (including such individual’s written consent to being named in the Proxy Statement as a nominee and to serving as a director if elected); (ii) as to any other business that the stockholder proposes to bring before the meeting, a description of the business desired to be brought before the meeting, the reasons for proposing such business at the meeting and any material interest in such business of such stockholder and any Stockholder Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the stockholder and the Stockholder Associated Person therefrom; (iii) as to the stockholder giving the notice and any Stockholder Associated Person, (a) the class series and number of all shares of stock of the Company which are owned by such stockholder and such Stockholder Associated Person and the nominee holder for, and number of, shares owned beneficially but not of record by such stockholder and by such Stockholder Associated Person and (b) the name and address of such stockholder, as they appear on the Company’s stock ledger and current name and address, if different, and of such Stockholder Associated Person; and (iv) to the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the nominee for election or reelection as a director or the proposal of other business on the date of such stockholder’s notice. “Stockholder Associated Person” of any stockholder means (i) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (ii) any beneficial owner of shares of stock of the Company owned of record or beneficially by such stockholder and (iii) any person controlling, controlled by or under the common control with such Stockholder Associated Person.

Any director nominations received from stockholders will be evaluated in the same manner that nominees suggested by Board members, management or other parties are evaluated.

You may write to the Secretary of the Company at our principal executive office, 2730 Sand Hill Road, Suite 280, Menlo Park, California 94025, to deliver the notices discussed above and for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be “householding” the Company’s proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the impacted stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Proxy Statement and annual report, please notify your broker, direct your written request to Investor Relations, Digital Realty Trust, Inc., 2730 Sand Hill Road, Suite 280, Menlo Park, California 94025, or contact Investor Relations by telephone at (650) 233-3600. Stockholders who currently receive multiple copies of the Proxy Statement at their address and would like to request “householding” of their communications should contact their broker.

By Order of Our Board of Directors

A. William Stein

Secretary

April 6, 2005

Appendix I

AUDIT COMMITTEE CHARTER

of the Audit Committee

of Digital Realty Trust, Inc.

This Audit Committee Charter was adopted by the Board of Directors (the “Board”) of Digital Realty Trust, Inc. (the “Company”) on October 24, 2004.

I.	Purpose

The purpose of the Audit Committee (the “Committee”) is to assist the Board with its oversight responsibilities regarding: (i) the integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the independent auditor’s qualifications and independence; and (iv) the performance of the Company’s internal audit function and independent auditor. The Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement.

In addition to the powers and responsibilities expressly delegated to the Committee in this Charter, the Committee may exercise any other powers and carry out any other responsibilities delegated to it by the Board from time to time consistent with the Company’s bylaws. The powers and responsibilities delegated by the Board to the Committee in this Charter or otherwise shall be exercised and carried out by the Committee as it deems appropriate without requirement of Board approval, and any decision made by the Committee (including any decision to exercise or refrain from exercising any of the powers delegated to the Committee hereunder) shall be at the Committee’s sole discretion. While acting within the scope of the powers and responsibilities delegated to it, the Committee shall have and may exercise all the powers and authority of the Board. To the fullest extent permitted by law, the Committee shall have the power to determine which matters are within the scope of the powers and responsibilities delegated to it.

Notwithstanding the foregoing, the Committee’s responsibilities are limited to oversight. Management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements as well as the Company’s financial reporting process, accounting policies, internal audit function, internal accounting controls and disclosure controls and procedures. The independent auditor is responsible for performing an audit of the Company’s annual financial statements, expressing an opinion as to the conformity of such annual financial statements with generally accepted accounting principles and reviewing the Company’s quarterly financial statements. It is not the responsibility of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosure are complete and accurate and in accordance with generally accepted accounting principles and applicable laws, rules and regulations. Each member of the Committee shall be entitled to rely on the integrity of those persons within the Company and of the professionals and experts (including the Company’s internal auditor (or others responsible for the internal audit function, including contracted non-employee or audit or accounting firms engaged to provide internal audit services) (the “internal auditor”) and the Company’s independent auditor) from which the Committee receives information and, absent actual knowledge to the contrary, the accuracy of the financial and other information provided to the Committee by such persons, professionals or experts.

Further, auditing literature, particularly Statement on Auditing Standards No. 100, defines the term “review” to include a particular set of required procedures to be undertaken by independent auditors. The members of the Committee are not independent auditors, and the term “review” as used in this Charter is not intended to have that meaning and should not be interpreted to suggest that the Committee members can or should follow the procedures required of auditors performing reviews of financial statements.

II.	Membership

The Committee shall consist of no fewer than three members of the Board. Each Committee member shall be financially literate as determined by the Board in its business judgment or must become financially literate within a reasonable period of time after his or her appointment to the Committee. Members of the Committee are not required to be engaged in the accounting and auditing profession and, consequently, some members may not be expert in financial matters, or in matters involving auditing or accounting. However, at least one member of the Committee shall have accounting or related financial management expertise as determined by the Board in its business judgment. In addition, either at least one member of the Committee shall be an “audit committee financial expert” within the definition adopted by the SEC or the Company shall disclose in its periodic reports required pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”) the reasons why at least one member of the Committee is not an “audit committee financial expert.”

Each Committee member shall satisfy the independence requirements of the New York Stock Exchange and Exchange Act Rule 10A-3(b)(1). No Committee member may simultaneously serve on the audit committee of more than two other public companies, unless the Board determines that such simultaneous service would not impair the ability of such member to effectively serve on the Committee and such determination is disclosed in the Company’s annual proxy statement.

The members of the Committee, including the Chair of the Committee, shall be appointed by the Board on the recommendation of the Nominating/Corporate Governance Committee. Committee members may be removed from the Committee, with or without cause, by the Board.

III.	Meetings and Procedures

The Chair (or in his or her absence, a member designated by the Chair) shall preside at each meeting of the Committee and set the agendas for Committee meetings. The Committee shall have the authority to establish its own rules and procedures for notice and conduct of its meetings so long as they are not inconsistent with any provisions of the Company’s bylaws that are applicable to the Committee.

The Committee shall meet at least once during each fiscal quarter and more frequently as the Committee deems desirable. The Committee shall meet separately, periodically, with management, with the internal auditor and with the independent auditor.

All non-management directors that are not members of the Committee may attend and observe meetings of the Committee, but shall not participate in any discussion or deliberation unless invited to do so by the Committee, and in any event shall not be entitled to vote. The Committee may, at its discretion, include in its meetings members of the Company’s management, representatives of the independent auditor, the internal auditor, any other financial personnel employed or retained by the Company or any other persons whose presence the Committee believes to be necessary or appropriate. Notwithstanding the foregoing, the Committee may also exclude from its meetings any persons it deems appropriate, including, but not limited to, any non-management director that is not a member of the Committee.

The Committee may retain any independent counsel, experts or advisors (accounting, financial or otherwise) that the Committee believes to be necessary or appropriate. The Committee may also utilize the services of the Company’s regular legal counsel or other advisors to the Company. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report or performing other audit, review or attest services, for payment of compensation to any advisors employed by the Committee and for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

The Committee may conduct or authorize investigations into any matters within the scope of the powers and responsibilities delegated to the Committee.

IV.	Powers and Responsibilities

Interaction with the Independent Auditor

1. Appointment and Oversight. The Committee shall be directly responsible and have sole authority for the appointment, compensation, retention, termination, evaluation and oversight of the work of the independent auditor (including resolution of any disagreements between Company management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company, and the independent auditor shall report directly to the Committee.

2. Pre-Approval of Services. Before the independent auditor is engaged by the Company or its subsidiaries to render audit or non-audit services, the Committee shall pre-approve the engagement. Committee pre-approval of audit and non-audit services will not be required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Committee regarding the Company’s engagement of the independent auditor, provided the policies and procedures are detailed as to the particular service, the Committee is informed of each service provided and such policies and procedures do not include delegation of the Committee’s responsibilities under the Exchange Act to the Company’s management. The Committee may delegate to one or more designated members of the Committee the authority to grant pre-approvals, provided such approvals are presented to the Committee at a subsequent meeting. If the Committee elects to establish pre-approval policies and procedures regarding non-audit services, the Committee must be informed of each non-audit service provided by the independent auditor. Committee pre-approval of non-audit services (other than review and attest services) also will not be required if such services fall within available exceptions established by the SEC.

3. Independence of Independent Auditor. The Committee shall, at least annually, review the independence and quality control procedures of the independent auditor and the experience and qualifications of the independent auditor’s senior personnel that are providing audit services to the Company. In conducting its review:

(i) The Committee shall obtain and review a report prepared by the independent auditor describing (a) the auditing firm’s internal quality-control procedures and (b) any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditing firm, and any steps taken to deal with any such issues.

(ii) The Committee shall discuss with the independent auditor its independence from the Company, and obtain and review a written statement prepared by the independent auditor describing all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard 1, and consider the impact that any relationships or services may have on the objectivity and independence of the independent auditor.

(iii) The Committee shall confirm with the independent auditor that the independent auditor is in compliance with the partner rotation requirements established by the SEC.

(iv) The Committee shall consider whether the Company should adopt a rotation of the annual audit among independent auditing firms.

(v) The Committee shall, if applicable, consider whether the independent auditor’s provision of any permitted information technology services or other non-audit services to the Company is compatible with maintaining the independence of the independent auditor.

Annual Financial Statements and Annual Audit

4. Meetings with Management, the Independent Auditor and the Internal Auditor.

(i) The Committee shall meet with management, the independent auditor and the internal auditor in connection with each annual audit to discuss the scope of the audit, the procedures to be followed and the staffing of the audit.

(ii) The Committee shall review and discuss with management and the independent auditor: (A) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; (B) any analyses prepared by management or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including analyses of the effects of alternative GAAP methods on the Company’s financial statements; and (C) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements.

(iii) The Committee shall review and discuss the annual audited financial statements with management and the independent auditor, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

5. Separate Meetings with the Independent Auditor.

(i) The Committee shall review with the independent auditor any problems or difficulties the independent auditor may have encountered during the course of the audit work, including any restrictions on the scope of activities or access to required information or any significant disagreements with management and management’s responses to such matters. Among the items that the Committee should consider reviewing with the Independent Auditor are: (A) any accounting adjustments that were noted or proposed by the auditor but were “passed” (as immaterial or otherwise); (B) any communications between the audit team and the independent auditor’s national office respecting auditing or accounting issues presented by the engagement; and (C) any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditor to the Company. The Committee shall obtain from the independent auditor assurances that Section 10A(b) of the Exchange Act has not been implicated.

(ii) The Committee shall discuss with the independent auditor the report that such auditor is required to make to the Committee regarding: (A) all accounting policies and practices to be used that the independent auditor identifies as critical; (B) all alternative treatments within GAAP for policies and practices related to material items that have been discussed among management and the independent auditor, including the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and (C) all other material written communications between the independent auditor and management of the Company, such as any management letter, management representation letter, reports on observations and recommendations on internal controls, independent auditor’s engagement letter, independent auditor’s independence letter, schedule of unadjusted audit differences and a listing of adjustments and reclassifications not recorded, if any.

(iii) The Committee shall discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as then in effect.

6. Recommendation to Include Financial Statements in Annual Report. The Committee shall, based on the review and discussions in paragraphs 4(iii) and 5(iii) above, and based on the disclosures received from the independent auditor regarding its independence and discussions with the auditor regarding such independence pursuant to subparagraph 3(ii) above, determine whether to recommend to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year subject to the audit.

Quarterly Financial Statements

7. Meetings with Management, the Independent Auditor. The Committee shall review and discuss the quarterly financial statements with management and the independent auditor, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Internal Audit

8. Appointment. The Committee shall review the appointment and replacement of the internal auditor.

9. Separate Meetings with the Internal Auditor. The Committee shall meet periodically with the Company’s internal auditor to discuss the responsibilities, budget and staffing of the Company’s internal audit function and any issues that the internal auditor believes warrant audit committee attention. The Committee shall discuss with the internal auditor any significant reports to management prepared by the internal auditor and any responses from management.

Other Powers and Responsibilities

10. The Committee shall discuss with management and the independent auditor the Company’s earnings press releases (with particular focus on any “pro forma” or “adjusted” non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies. The Committee’s discussion in this regard may be general in nature (i.e., discussion of the types of information to be disclosed and the type of presentation to be made) and need not take place in advance of each earnings release or each instance in which the Company may provide earnings guidance.

11. The Committee shall discuss with management and the independent auditor any related-party transactions brought to the Committee’s attention which could reasonably be expected to have a material impact on the Company’s financial statements.

12. The Committee shall discuss with management and the independent auditor any correspondence from or with regulators or governmental agencies, any employee complaints or any published reports that raise material issues regarding the Company’s financial statements, financial reporting process, accounting policies or internal audit function.

13. The Committee shall discuss with the Company’s General Counsel or outside counsel any legal matters brought to the Committee’s attention that could reasonably be expected to have a material impact on the Company’s financial statements.

14. The Committee shall request assurances from management, the independent auditor and the Company’s internal auditors that the Company’s foreign subsidiaries and foreign affiliated entities, if any, are in conformity with applicable legal requirements, including disclosure of affiliated party transactions.

15. The Committee shall discuss with management the Company’s policies with respect to risk assessment and risk management. The Committee shall discuss with management the Company’s significant financial risk exposures and the actions management has taken to limit, monitor or control such exposures.

16. The Committee shall set clear hiring policies for employees or former employees of the Company’s independent auditor.

17. The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters. The Committee shall also establish procedures for the confidential and anonymous submission by employees regarding questionable accounting or auditing matters.

18. The Committee shall provide the Company with the report of the Committee with respect to the audited financial statements for inclusion in each of the Company’s annual proxy statements.

19. The Committee, through its Chair, shall report regularly to, and review with, the Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditor, the performance of the Company’s internal audit function or any other matter the Committee determines is necessary or advisable to report to the Board.

20. The Committee shall at least annually perform an evaluation of the performance of the Committee and its members, including a review of the Committee’s compliance with this Charter.

21. The Committee shall at least annually review and reassess this Charter and submit any recommended changes to the Board for its consideration.

PROXY

DIGITAL REALTY TRUST, INC.

2005 ANNUAL MEETING OF STOCKHOLDERS

MAY 6, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, as record owner of the shares of Digital Realty Trust, Inc. (the “Company”) described on the reverse side, hereby appoints Richard A. Magnuson and Michael F. Foust, and each of them, as Proxies of the undersigned with the full power of substitution, to attend the 2005 Annual Meeting of Stockholders (the “2005 Annual Meeting”) to be held on Friday, May 6, 2005 at 11:00 a.m., local time, at Stanford Park Hotel, 100 El Camino Real, Menlo Park, California, or any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and of the accompanying Proxy Statement, each of which is hereby incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

DIGITAL REALTY TRUST, INC.

May 6, 2005

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

ê Please detach along perforated line and mail in the envelope provided. ê

Each proposal below has been proposed by the Company.

The Board of Directors recommends a vote “FOR” each proposal listed below.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. ELECTION OF DIRECTORS FOR A ONE-YEAR TERM EXPIRING AT THE 2006 ANNUAL MEETING OF STOCKHOLDERS. The following are the Company’s nominees for election as directors of the Company:			2. RATIFICATION OF THE SELECTION OF KPMG LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE YEAR ENDED DECEMBER 31, 2005.	FOR ☐	AGAINST ☐	ABSTAIN ☐
NOMINEES:
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	O Richard A. Magnuson O Michael F. Foust O Laurence A. Chapman O Ruann F. Ernst, Ph.D. O Kathleen Earley Reed O Dennis E. Singleton

3.   TO VOTE AND OTHERWISE REPRESENT THE UNDERSIGNED ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF IN THE DISCRETION OF THE PROXY HOLDER.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS DIRECTED. IF THIS PROXY IS PROPERLY EXECUTED BUT NO DIRECTION IS GIVEN WITH RESPECT TO ANY PARTICULAR MATTER, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST “FOR” EACH OF THE NOMINEES FOR DIRECTOR AND “FOR” THE OTHER PROPOSAL AS DESCRIBED IN THE PROXY STATEMENT AND IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

INSTRUCTION:To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each such nominee, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐	CHECK HERE ONLY IF YOU PLAN TO ATTEND THE MEETING IN PERSON.			☐

Signature of Stockholder:	Date:	Signature of Stockholder:	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.